UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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2U, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2022
Annual Meeting of Stockholders
and Proxy Statement

Wednesday, June 8, 2022 — 3:00 P.M., Eastern Time
Online only at: www.virtualshareholdermeeting.com/TWOU2022

NO ORDINARY TIME
Wood Structures
ASD
ART PAST ART PRESENT
ZEITOUN
EUROPE
ANNE TYLER
IRVINE WELSH

Hi, we're 2U.

Our Vision

"We believe in the power of higher education to unlock human potential and help address society's critical needs."

Our Offerings

- Doctorate Degrees
- Masters Degrees
- Undergraduate Degrees
- MicroBachelors® & MicroMasters®
- Boot Camps
- Executive Education
- Professional Certificates
- Open Courses

Our Guiding Principles

Cherish each opportunity.
Life is short, so treasure every moment.

Relationships matter.
Build trust, value differences, and invest the time.

Give a damn.
Care about what you do each day.

Have fun.
Fun is important. Fun is simply better.

Strive for excellence.
Don't settle for second best.

Don't let the skeptic win.
"No" is easy. "Yes" is hard. Fight for "yes."

Be candid, honest and open.
Listen to others and offer respectful feedback.

Make service your mission.
Give the highest level of support to our partners and to one another.

Be bold and fearless.
Question the status quo and embrace change.

3,600+
DIGITAL PROGRAMS

230+
INSTITUTION PARTNERS

#983
RANKED WEBSITE IN THE WORLD, EDX.ORG

38 OF TOP 50
UNIVERSITIES IN THE WORLD

42M+
REGISTERED LEARNERS

April [__], 2022
Dear Fellow Stockholder:
I am pleased to invite you to attend our 2022 Annual Meeting of Stockholders, to be held virtually on June 8, 2022 at 3:00 p.m., Eastern Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TWOU2022, where you will be able to listen to the meeting live, submit questions and vote online. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting.
Details regarding the Annual Meeting and the various matters to be acted upon during the Annual Meeting are described in the accompanying Notice of 2022 Annual Meeting of Stockholders and the proxy statement.
We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We will send stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Stockholders and a list of the matters to be considered at the meeting. The Notice will also provide instructions on how to vote your shares and how to request a paper copy of the proxy materials by mail.
You can ensure that your shares are represented at the Annual Meeting by promptly voting over the Internet, voting by telephone, or by completing and mailing a proxy or voting card if you receive printed proxy materials. If you hold shares through a broker or other nominee in “street name,” you will need to follow the voting instructions provided by your broker or nominee.
On behalf of the Board of Directors of 2U, Inc., I would like to express our appreciation for your ownership and continued support of 2U, Inc. We look forward to speaking with you at the Annual Meeting.
Sincerely,
CHRISTOPHER “CHIP” PAUCEK
Co-Founder & Chief Executive Officer

Notice of 2022 annual meeting
of stockholders.

Date & Time June 8, 2022 (Wednesday) 3:00 p.m. (Eastern Time)	Location Online at: www.virtualshareholdermeeting.com/TWOU2022	Who Can Vote Stockholders as of April 11, 2022 are entitled to vote
Stockholders of 2U, Inc.:
The 2022 Annual Meeting of Stockholders (the “Meeting”) of 2U, Inc. (the “Company”) will be held virtually via live webcast. You will be able to attend the Meeting online, vote and submit your questions at the website listed above during the Meeting. We are holding the Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
Voting Matters:

Proposals	For Further Details
1.To elect three Class II directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2025 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal
Page 11
2.To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers	Page 35
3.To approve, on a non-binding advisory basis, the frequency of future advisory votes to approve the compensation of the Company's Named Executive Officers	Page 35
4.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year	Page 63
5. To approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors	Page 65
6. To consider a stockholder proposal to transition to elect directors by majority vote	Page 66
We will also consider any other business that properly comes before the Meeting or any adjournment thereof. On or about April [__], 2022, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials for our Meeting, including our Annual Report to Stockholders for the year ending December 31, 2021. The Notice will also provide instructions on how to vote your shares and how to request a paper copy of the proxy materials by mail.
Your vote is important. Whether or not you plan to attend the Meeting, and no matter how many shares you own, please vote your shares or submit your proxy promptly in advance of the Meeting by using one of the methods described in the proxy materials. Any stockholder attending the Meeting may vote online during the Meeting, even if you have already returned a proxy card or voted over the Internet. If you hold shares through a broker or other nominee in “street name,” you should follow the voting instructions provided to you by such broker or other nominee. For information on how to access a list of registered stockholders entitled to vote at the Meeting, please refer to "Questions and answers about these proxy materials and voting" in this Proxy Statement.
By Order of the Board of Directors,
Christopher “Chip” Paucek
Co-Founder & Chief Executive Officer
April [__], 2022

Internet www.proxyvote.com	Phone 1-800-690-6903	Mail Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided	Mobile Device Scan the QR code on the Notice

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 08, 2022
This Notice of Annual Meeting and Proxy Statement and the 2021 Annual Report are available at: www.proxyvote.com or on our investor relations website at: http://investor.2u.com.

4

Table of contents.

2022 Proxy Statement	5

Proxy statement summary.
The below summary is intended to highlight certain key information contained in this Proxy Statement. As it is only a summary, it does not contain all of the information that you should consider. We strongly encourage you to read the complete Proxy Statement as well as our 2021 Annual Report to Stockholders before casting your vote.
Voting matters & board recommendations

Proposal		Board Recommendation	Page
1	Election of three Class II director nominees	FOR each nominee	11
	•Timothy M. Haley •Earl Lewis •Coretha M. Rushing
2	Advisory approval of executive compensation	FOR	35
3	Advisory approval of the frequency of future advisory votes to approve executive compensation	FOR one year	35
4	Approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors	FOR	63
5	Ratification of appointment of KPMG LLP as Company’s independent registered public accounting firm for the 2022 fiscal year	FOR	65
6	To consider a stockholder proposal to transition to elect directors by majority vote	NO RECOMMENDATION	66
2021 Business Performance Overview
The Company delivered strong results in 2021, marked by completion of its industry redefining acquisition of substantially all of the assets of edX Inc. and transformation to an education platform company. The COVID-19 pandemic validated the importance of high-quality, digital education and, with the acquisition of edX, we are one of the world's most comprehensive free-to-degree online learning platforms and are positioned well for continued growth.

Financial Highlights	Business Highlights	Outcomes Highlights

Delivered year-over-year revenue growth of 22%	Completed industry redefining acquisition; significantly increased addressable market	97% of alumni of 2U-powered graduate programs reported positive career outcomes[1]

Marketing and sales expense as a percent of revenue decreased by 2%	Launched over 100 new offerings[2]	Launched Morehouse online undergraduate program, including degree completion programs

Added 9 new university partners[2]
Revenue per employee increased 16% compared to 2020		Made over 14K placements
for students studying to become nurses, physician assistants and social workers
Enrolled over 75K
27 university partners committed to delivering free and open courses on the edX platform new students[2] across our suite of offerings
(1)Based on Gallup survey of recent alumni of 2U partners' online graduate degree programs.
(2)Does not include edX offerings or university partners added as part of the acquisition of assets from edX.

6

PROXY STATEMENT SUMMARY
Board and corporate governance highlights
Director nominee matrix.

Director Nominee	Director Since	Independence	Committee Membership
Timothy M. Haley, 67 Managing Director, Redpoint Ventures	2010		Nominating and Corporate Governance Committee
Earl Lewis, 66 Thomas C. Holt Distinguished Professor of AfroAmerican and African Studies and Public Policy, University of Michigan	2014		Audit Committee
Coretha M. Rushing, 66 President, CR Consulting Alliance LLC Managing Director and Executive Mentor, The ExCo Group	2016		Compensation Committee
Board snapshot.
Diversity and independence

GENDER DIVERSITY	RACIAL / ETHNIC DIVERSITY	INDEPENDENCE	AGE	TENURE

Qualifications and experience

Education Industry	Financial Expertise / Capital Allocation	Government / Public Policy
Provides Board valuable knowledge of our industry and the university clients we serve	Provides Board financial skills to inform its oversight of financial reporting, internal controls, capital structure and strategic planning	Provides Board an understanding of the regulatory environment in which we operate

Enterprise Risk Management (ERM)	Human Capital / Diversity and Inclusion	Technology
Assists Board in overseeing risks facing the Company, including cybersecurity and data privacy	Assists Board in overseeing executive compensation, employee engagement and framework for attraction and development of high-performing employees	Assists Board in overseeing our product development strategy and provides insight to management as we seek to enhance the student experience

International Business	Marketplace / E-Commerce	Environmental / Social / Governance (ESG)
Provides Board valuable knowledge relevant to the global nature of our business and strategic planning	Provides Board an understanding of online marketplaces and e-commerce	Assists Board in overseeing environmental, social and governance matters and community affairs, including managing corporate social responsibility issues as business imperatives

Cybersecurity / Data Privacy
Provides Board valuable expertise in information security, data privacy and cybersecurity

2022 Proxy Statement	7

PROXY STATEMENT SUMMARY
Governance best practices.
We believe that good corporate governance is important to achieve success and to ensure that we are managed for the long-term benefit of our stockholders. We believe that the following corporate governance policies, guidelines and practices adopted by our Board of Directors (“Board” or “Board of Directors”) reflect many current best practices:

   All directors with the exception of Mr. Paucek, our Chief Executive Officer, are independent
   We have separate Chair and Chief Executive Officer roles
   All directors attended more than 75% of Board meetings held during 2021
   At least annually, the Board and its Committees conduct a self-evaluation to determine whether they are functioning effectively
   Directors have full access to management and, as necessary, appropriate independent advisors

   We have three standing Board Committees, all of which are comprised solely of independent directors
   We have a diverse Board in terms of gender, race and ethnicity, experience and skills
   We have a limit on outside directorships
   We have regular executive sessions of independent directors
   We perform an annual review of director compensation against peers

Please see the section entitled “Corporate Governance and Board Matters” of this Proxy Statement for a more detailed description of our Board structure and governance practices.
Executive compensation highlights
2021 executive compensation program.
Our Compensation Committee designs our executive compensation programs with the goal of attracting, retaining and motivating talented executives, while simultaneously promoting the achievement of key financial and strategic performance measures and aligning the incentives of our executives with the creation of value for our stockholders. The overall design of our compensation program for 2021 is summarized below:

Element and % of CEO Compensation	Primary Metrics	Key Terms

Base Salary	N/A	•Based on review of market data provided by independent compensation consultant, individual performance and contribution to the Company, and level of experience and criticality of role

Annual Performance-Based Bonus	•Revenue (weighted 47.5%) •Adjusted EBITDA (weighted 47.5%) •DE&I Goals (weighted 5%)	•Metrics aligned with Company's focus on profitable revenue growth •Minimum achievement of revenue and adjusted EBITDA metrics required for funding •Maximum payout is capped

Long-Term Equity Compensation
Performance-Based Restricted Stock Units	•Relative total stockholder return (TSR) ("market-PRSUs") (25% of total award) •Achievement of adjusted net income and revenue targets ("financial-PRSUs") (25% of total award)
•Market-PRSUs cliff vest based on achievement over a three-year performance period
•Financial-PRSUs cliff vest at the end of all three performance periods based on achievement of financial targets over three one-year performance periods
•Maximum achievement is capped at 200%
•Threshold performance required

Restricted Stock Units	•Time-based vesting (50% of total award)	•Vests quarterly over three years

8

PROXY STATEMENT SUMMARY
2021 CEO total direct compensation pay mix.
The Compensation Committee evaluates our executive compensation program annually to ensure it is consistent with our short- and long-term goals given the dynamic nature of our business and the market in which we compete. In evaluating Mr. Paucek’s compensation, the Compensation Committee evaluates total direct compensation, which is generally comprised of a mix of cash compensation, in the form of base salary and annual cash incentive bonus, and long-term incentive compensation in the form of equity awards. This total direct compensation mix has been designed so that the elements of variable, or “at-risk”, pay represent a substantial portion of the total direct compensation opportunity awarded to Mr. Paucek. By dedicating a meaningful percentage of Mr. Paucek’s total direct compensation opportunity to these variable “at-risk” pay elements, rather than fixed pay elements, the Compensation Committee believes that we are able to better link Mr. Paucek’s compensation with the Company’s performance. The following chart illustrates the breakdown of Mr. Paucek’s target total direct compensation pay mix for 2021.

7%
Base Salary
7%
Short-term
Incentive
43%
Restricted
Stock Units
43%
Performance
Restricted
Stock Units
Compensation at Risk: 93%

Executive compensation best practices.
Below we summarize the executive compensation practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests.

What we do.	Emphasize Pay-for-Performance
Annual “Say-on-Pay” Vote
Compensation Recovery (“Clawback”) Policy
Independent Compensation Consultant
Use Double-Trigger Change in Control Provisions
Annual Executive Compensation Review
Avoid Undue Risk-Taking
NEO and Director Stock Ownership Guidelines
Limited Perquisites

What we don’t do.	No Hedging or Pledging
No Excise Tax Gross-Ups
No Special Welfare or Health Benefits
No Guaranteed Compensation Increases
No Guaranteed Bonuses

Please see the section entitled “Compensation Discussion and Analysis” of this Proxy Statement for a more detailed description of the compensation paid to our NEOs in 2021, our compensation philosophy and other compensation practices.

2022 Proxy Statement	9

PROXY STATEMENT SUMMARY
ESG highlights
We recognize the impact a business can have on its surrounding community and environment and believe that an organization has the responsibility to be a good corporate citizen. We also value our employees and recognize the critical roles that they play in the achievement of our long-term goals and overall success. Below is a summary of certain ESG highlights from 2021.

Human Capital	Societal Impact
•Employees receive tuition reimbursement benefit and access to skills development trainings
•Competitive total rewards including a broad-based equity compensation program and Employee Stock Purchase Program
•Volunteer paid time-off and Company-sponsored “Days of Service” •Regular support to regional non-profits aligned with our mission

Diversity, Equity & Inclusion	Environmental Impact
•Diverse Board and executive team •Provided comprehensive diversity training •Implemented DEI metric in bonus plan •Named to Bloomberg 2021 Gender-Equality Index
•Online offerings reduce need for travel, commuting and construction of additional facilities
•Several offerings educate students on sustainability matters
•Major offices designed to reduce greenhouse gas emissions by energy efficient design

Please see the section entitled “Environmental, Social and Governance (ESG) Matters” of this Proxy Statement for a more detailed description of our corporate responsibility and ESG programs.
Questions and answers about the proxy materials and voting
Please see the section entitled “Questions and Answers About the Proxy Materials and Voting” of this Proxy Statement for answers to common questions about the Meeting, voting, attendance, submitting a proposal for next year’s annual meeting of stockholders, and other procedures.

10

Corporate governance and board matters.

Proposal one
Election of directors
Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means that it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year.
The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated the following Class II directors to hold office until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal:

TIMOTHY M. HALEY	EARL LEWIS	CORETHA M. RUSHING

All nominees currently serve as Class II directors of the Company. Each nominee has consented to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE THREE CLASS II DIRECTOR NOMINEES.

2022 Proxy Statement	11

CORPORATE GOVERNANCE AND BOARD MATTERS
The board of directors
Board snapshot.
Our Board currently consists of 11 members. Other than our Chief Executive Officer, our Board is comprised of entirely independent directors. We believe it is essential to have directors representing diversity in many areas, including but not limited to race, ethnicity, gender, background, and professional experience.

Director Name	Age	Term Expires	Other Public Company Board Service
CLASS I DIRECTORS
Paul A. Maeder Chair of the Board	68	2024	—
Christopher J. Paucek	51	2024	—
Gregory K. Peters	51	2024	2
Robert M. Stavis	59	2024	—

CLASS II DIRECTORS
Timothy M. Haley	67	2022	3
Earl Lewis	66	2022	—
Coretha M. Rushing	66	2022	2

CLASS III DIRECTORS
Sallie L. Krawcheck	57	2023	—
John M. Larson	70	2023	—
Edward S. Macias	78	2023	—
Alexis Maybank	47	2023	—
Director Nominees

Independence	Diversity

Age	Tenure

12

CORPORATE GOVERNANCE AND BOARD MATTERS
Summary of director qualifications, experience and background
Each of our directors brings to our Board a wealth of varied experience derived from serving as executives, financial experts, subject matter experts, board members and/or industry leaders. We have worked hard to ensure diversity of backgrounds and perspectives in the board room, which we believe enhances oversight of our business strategy and our corporate governance.

Education Industry Provides Board valuable knowledge of our industry and the university clients we serve	●	●	●			●			●	●	●
Financial Expertise / Capital Allocation Provides Board financial skills to inform its oversight of financial reporting, internal controls, capital structure and strategic planning	●	●	●	●	●	●		●	●		●
Government / Public Policy Provides Board an understanding of the regulatory environment in which we operate	●	●	●			●			●	●
Enterprise Risk Management (ERM) Assists Board in overseeing risks facing the Company, including cybersecurity and data privacy	●	●	●	●	●	●	●	●	●	●
Human Capital / Diversity and Inclusion (D&I) Assists Board in overseeing executive compensation, employee engagement and framework for attraction and development of high-performing employees		●	●	●		●	●	●	●	●	●
Technology Assists Board in overseeing our product development strategy and provides insight to management as we seek to enhance the student experience	●	●	●	●	●			●	●	●	●
International Business Provides Board valuable knowledge relevant to the global nature of our business and strategic planning		●	●	●	●	●	●	●	●		●
Marketplace / E-Commerce Provides Board an understanding of online marketplaces and e-commerce	●		●	●	●				●		●

Environmental / Social / Governance (ESG)
Assists Board in overseeing environmental, social and governance matters and community affairs, including managing corporate social responsibility issues as business imperatives
		●	●		●	●	●	●	●	●	●
Cybersecurity / Data Privacy Provides Board valuable expertise in information security, data privacy and cybersecurity	●		●	●	●

Tenure/Gender
Years on the Board	12	11	10	4	12	8	6	8	13	8	4
Gender Identity	M	M	M	M	M	M	F	F	M	M	F

Race/Ethnicity/Nationality
African American or Black						●	●
Alaskan Native or Native American
Asian
Hispanic or Latinx										●
Native Hawaiian or Pacific Islander
White	●	●	●	●	●			●	●		●
Two or More Races or Ethnicities
LGBTQ+

2022 Proxy Statement	13

CORPORATE GOVERNANCE AND BOARD MATTERS
Directors.

Background:
Mr. Maeder has served on our Board since 2010 and as Chair of our Board since November 2012. Mr. Maeder is a General Partner of Highland Capital Partners, a venture capital firm he co‑founded in 1987 and serves as the Chief Financial Officer of Highland Transcend Partners I Corp. He currently serves on the board of one private company and one university. Mr. Maeder served as a director of Imprivata, Inc. from February 2002 to July 2016 and of Carbon Black, Inc. from September 2015 to February 2019. He holds a B.S.E. in Aerospace and Mechanical Sciences from Princeton University, an M.S.E. in Mechanical Engineering from Stanford University and an M.B.A. from Harvard Business School.
Qualifications:
Our Board believes that Mr. Maeder’s extensive experience investing in the online higher education and software industries and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.

PAUL A. MAEDER Independent Age: 68 Director since: 2010 Committees: Audit

Background:
Mr. Paucek is a co‑founder of the Company and has served as our Chief Executive Officer and as a member of our Board since 2012. He previously served as our President and Chief Operating Officer from April 2008 through December 2011. Prior to 2U, Mr. Paucek served as the Chief Executive Officer of Smarterville, Inc., the parent company of Hooked on Phonics, from 2007 until 2008. From 2004 to 2007, Mr. Paucek served as Vice President of Business Development and President of Educate Products for Educate, Inc. In 2004, Mr. Paucek served as Deputy Campaign Manager for the successful reelection campaign of United States Senator Barbara Mikulski. Mr. Paucek began his career in 1993 by co‑founding Cerebellum Corporation, the media company behind the award‑winning educational television program and video series, Standard Deviants, and he led Cerebellum as Co‑Chief Executive Officer until 2003. Mr. Paucek holds a B.A. from The George Washington University and an M.B.A. from the Kenan‑Flagler Business School of the University of North Carolina at Chapel Hill.
Qualifications:
Our Board believes that Mr. Paucek’s knowledge of the Company as one of our co‑founders, and his broad experience leading education companies, enable him to make valuable contributions to the Board.

CHRISTOPHER J. PAUCEK Age: 51 Director since: 2012

14

CORPORATE GOVERNANCE AND BOARD MATTERS

Background:
Mr. Peters was appointed to our Board in March 2018. Mr. Peters joined Netflix, Inc. in 2008 and currently serves as the Chief Operating Officer and Chief Product Officer, responsible for designing, building and optimizing the customer experience. From 2015 to July 2017, Mr. Peters served as the International Development Officer of Netflix, responsible for global partnerships with consumer electronics companies, Internet service providers and multichannel video program distributors. From July 2013 to 2015, Mr. Peters served as the Chief Streaming and Partnerships Officer of Netflix. Prior to joining Netflix in 2008, Mr. Peters was Senior Vice President of Consumer Electronics Products for Macrovision Solutions Corp. (later renamed Rovi Corporation) and held positions at Mediabolic Inc., Red Hat Network and Wine.com. Mr. Peters currently serves on the board of directors of Highland Transcend Partners I Corp. and DoorDash Inc. Mr. Peters holds a B.S. in Physics and Astrophysics from Yale University.
Qualifications:
Our Board believes that Mr. Peters’ technology and product expertise enable him to make valuable contributions to the Board.
Other Current Public Boards:
•Highland Transcend Partners I Corp.
•DoorDash Inc.

GREGORY K. PETERS Independent Age: 51 Director since: 2018 Committees: Audit

Background:
Mr. Stavis has served on our Board since 2011. Mr. Stavis has been a Partner at Bessemer Venture Partners, a venture capital firm, since 2000. He currently serves on the boards of several private companies. Prior to joining Bessemer, Mr. Stavis was an independent private equity investor. Prior to that, he served in various positions at Salomon Smith Barney, including as Co‑Head of Global Arbitrage Trading. Mr. Stavis holds a B.A.S. in Engineering from the University of Pennsylvania’s School of Engineering and Applied Sciences and a B.S. in Economics from the University of Pennsylvania’s Wharton School.
Qualifications:
Our Board believes that Mr. Stavis’s broad experience investing in the emerging software technology industry and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.

ROBERT M. STAVIS Independent Age: 59 Director since: 2011 Committees: Audit (Chair)

2022 Proxy Statement	15

CORPORATE GOVERNANCE AND BOARD MATTERS

Background:
Mr. Haley has served on our Board since 2010. Mr. Haley is a founding partner of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since 1999. Mr. Haley was also the Managing Director of Institutional Venture Partners, a venture capital firm, from 1998 to 2010. From 1986 to 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of Netflix, Inc., Zuora Inc. and ThredUp Inc. Mr. Haley holds a B.A. from Santa Clara University.
Qualifications:
Our Board believes that Mr. Haley’s broad experience investing in software, consumer Internet and digital media industries, and his experience serving as a board member for numerous companies, enable him to make valuable contributions to the Board.
Other Current Public Boards:
•Netflix, Inc.
•Zuora Inc.
•ThredUp inc.

TIMOTHY M. HALEY Independent Age: 67 Director since: 2010 Committees: Nominating and Corporate Governance (Chair)

Background:
Dr. Lewis was appointed to our Board at the time of the initial public offering of the Company’s shares in April 2014. Dr. Lewis, a fellow of the American Academy of Arts and Sciences, is the Thomas C. Holt Distinguished Professor of History and AfroAmerican and African Studies and Public Policy at the University of Michigan and founding director of the Center for Social Solutions. From March 2013 to March 2018, Dr. Lewis served as President of The Andrew W. Mellon Foundation, a philanthropic organization committed to advancing higher education, the arts and civil society. From January 2013 to March 2013, he served as President-designate of the Mellon Foundation. Prior to joining the Mellon Foundation, Dr. Lewis served as Provost and Executive Vice President for Academic Affairs at Emory University from 2004 to December 2012. He also held a variety of faculty positions at the University of California at Berkeley and the University of Michigan from 1984 through 2004, and served as Vice Provost for Academic Affairs—Graduate Studies and Dean of the Horace H. Rackham School of Graduate Studies at the University of Michigan from 1998 to 2004. Dr. Lewis holds a B.A. from Concordia College and an M.A. and Ph.D. from the University of Minnesota.
Qualifications:
Our Board believes that Dr. Lewis’s broad experience in academia, both as a faculty member and as an administrator at leading universities, allows him to make valuable contributions to the Board.

EARL LEWIS Independent Age: 66 Director since: 2014 Committees: Audit

16

CORPORATE GOVERNANCE AND BOARD MATTERS

Background:
Ms. Rushing has served on our Board since 2016. She currently serves as the President of CR Consulting Alliance LLC and as a Managing Director and Executive Mentor for The ExCo Group, a global executive coaching firm. Ms. Rushing currently serves on the board of directors of Benefitfocus.com, Inc. and ThredUp Inc. She also serves as an external Board and HR advisor to several private company boards of directors. From May 2006 to December 2019 she served as Corporate Vice President and Chief Human Resources Officer of Equifax Inc. Prior to that, she served as an Executive Coach and HR Consultant with Atlanta-based Cameron Wesley LLC. Prior to joining Cameron Wesley, she was Senior Vice President, Chief Human Resources Officer of The Coca-Cola Company, where she was employed from 1996 until 2004. Prior to that, she worked in several senior level positions for Pizza Hut (a division of PepsiCo) and IBM. Ms. Rushing was Chair of the Board for the Society of Human Resource Management until January 2019, an organization of approximately 350,000 global human resource professionals, and currently serves as Board Chair Emeritus. Ms. Rushing holds a B.S. in Industrial Psychology from East Carolina University and an M.S. in Education from The George Washington University.
Qualifications:
Our Board believes that Ms. Rushing’s broad experience in human resources at leading Fortune 500 companies, enables her to make valuable contributions to the Board.
Other Current Public Boards:
•Benefitfocus.com, Inc.
•ThredUp Inc.

CORETHA M. RUSHING Independent Age: 66 Director since: 2016 Committees: Compensation

Background:
Ms. Krawcheck was appointed to our Board as of the initial public offering of the Company’s shares in April 2014. Ms. Krawcheck is the Chief Executive Officer and co-founder of Ellevest, an investment and financial planning platform for women that was founded in 2016. Ms. Krawcheck was the President of Global Wealth & Investment Management for Bank of America from August 2009 to September 2011. Prior to joining Bank of America, Ms. Krawcheck held a variety of senior executive positions at Citigroup from 2002 to 2008, including Chief Executive Officer of its Smith Barney division, Chief Financial Officer of Citigroup and Chief Executive Officer and Chair of Citi Global Wealth Management. She served as a director of BlackRock Inc. from 2009 to 2011 and Dell Inc. from 2006 to 2009. Ms. Krawcheck holds a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from Columbia University.
Qualifications:
Our Board believes that Ms. Krawcheck’s financial acumen and broad experience serving in leadership roles with financial and investment firms enables her to make valuable contributions to the Board.

SALLIE L. KRAWCHECK Independent Age: 57 Director since: 2014 Committees: Nominating and Corporate Governance

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Background:
Mr. Larson has served on our Board since June 2009. Mr. Larson has served as the Executive Chair of Triumph Higher Education Group, Inc., a culinary education company, since 2010. He also has served as President of Triumph Group, Inc., a company that advises and invests in domestic and international education companies, since 2008. Mr. Larson founded and served as President, Chief Executive Officer and director of Career Education Corporation, or CEC, a publicly held post-secondary education company, from its inception in 1994 through his retirement from the company in 2006, including as Chair of the Board from 2000 to 2006. He became Chair Emeritus of CEC in 2006 and continues to serve in that position. He holds a B.S. in Business Administration from the University of California at Berkeley.
Qualifications:
Our Board believes that Mr. Larson’s deep knowledge of the higher education industry and his experience founding and leading a publicly held education company enable him to make valuable contributions to the Board.

JOHN M. LARSON Independent Age: 70 Director since: 2009 Committees: Compensation (Chair)

Background:
Dr. Macias has served on our Board since November 2014. Dr. Macias is currently the Provost Emeritus and Barbara and David Thomas Distinguished Professor Emeritus in Arts & Sciences at Washington University in St. Louis. Previously, Dr. Macias was the chief academic officer of Washington University in St. Louis for 25 years, before stepping down from his position as Provost and Executive Vice Chancellor in June 2013. During his tenure as Provost, Dr. Macias provided leadership in curriculum, budget and capital project development initiatives. Dr. Macias has broad experience and knowledge in higher education administration and innovation in academic settings. Following his tenure as Provost, Dr. Macias was nominated to lead the school’s effort to explore its approach to online education and to leverage advances in education technology to enhance its reach and impact. Dr. Macias currently serves on the boards of Casa de Salud, Shakespeare Festival of St. Louis and the St. Louis Mosaic Project. He is an emeritus member of the boards of Colgate University and Mary Institute and St. Louis Country Day School. Dr. Macias holds an A.B. in Chemistry from Colgate University and a doctorate in Chemistry from Massachusetts Institute of Technology.
Qualifications:
Our Board believes that Dr. Macias’s substantial knowledge of the higher education industry and his vast experience as Provost and Executive Vice Chancellor of Washington University in St. Louis enable him to make valuable contributions to the Board.

EDWARD S. MACIAS Independent Age: 78 Director since: 2014 Committees: Nominating and Corporate Governance

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Background:
Ms. Maybank has served on our Board since December 2018. She is an internet entrepreneur and currently serves as the Founder and Chief Executive Officer of Creative Beauty, Inc. From 2016 until December 2017 she served as the Co-Founder and Chief Executive Officer of Project September. Prior to co-founding Project September, she co-founded Gilt Groupe and served as its founding Chief Executive Officer from 2007 to 2008 and in several other executive roles, including Chief Strategy Officer, Chief Marketing Officer and President of Gilt Home and Kids from 2008 to 2014. Prior to co-founding Gilt Groupe in 2007, Ms. Maybank was General Manager of eCommerce for AOL Media Networks and served in various senior roles at eBay. Ms. Maybank holds a B.S. from Harvard University and an M.B.A. from Harvard Business School.
Qualifications:
Our Board believes that Ms. Maybank’s experience in e-commerce and scaling rapidly growing technology companies enable her to make valuable contributions to the Board.

ALEXIS MAYBANK Independent Age: 47 Director since: 2018 Committees: Compensation

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Board composition and structure
Board purpose and structure.
The mission of the Board is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is comprised of eleven directors. The authorized number of directors may be changed only by resolution approved by a majority of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change in our management or a change of control.
Board leadership.
Our Board currently has an independent Chair, Mr. Maeder, who has the authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, and to set meeting agendas. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chair of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chair of the Board enhances the effectiveness of the Board as a whole.
Director independence.
Our Nominating and Corporate Governance Committee and our Board have undertaken a review of the independence of our current directors and considered whether any director has a material relationship with us that could compromise their ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, our Nominating and Corporate Governance Committee and our Board determined that Messrs. Haley, Larson, Lewis, Macias, Maeder, Peters and Stavis, and Mses. Krawcheck, Maybank and Rushing, representing ten of our eleven current directors, are “independent directors,” as defined under applicable Nasdaq listing standards and the rules of the United States Securities and Exchange Commission (“SEC”).
As part of the process of affirmatively determining whether a director is "independent" under applicable Nasdaq listing standards and SEC rules, the Nominating and Corporate Governance Committee and the Board also determined that none of Messrs. Haley, Larson, Lewis, Macias, Maeder, Peters and Stavis, and Mses. Krawcheck, Maybank, and Rushing have any other “material relationship” with the Company that could interfere with their ability to exercise independent judgment. Ms. Jarrett, who retired from the Board in October 2021, was also an independent director throughout the period she served on the Board.
The Board includes one management director, Mr. Paucek, who is the Company’s Chief Executive Officer. The Nominating and Corporate Governance Committee and the Board have determined that Mr. Paucek is not independent under applicable Nasdaq listing standards and SEC rules.
As part of its annual evaluation of director independence, the Nominating and Corporate Governance Committee and the Board examine (among other things) whether any transactions or relationships exist currently (or existed during the past three years) between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the applicable Nasdaq listing standards and SEC rules. The Nominating and Corporate Governance Committee and the Board also examine whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of the Company or its affiliates. As a result of this evaluation, the Nominating and Corporate Governance Committee and the Board have affirmatively determined that each independent director is independent under those criteria.

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Executive sessions of non-management directors.
In order to promote discussion among the non-management directors, the Board regularly holds executive sessions (i.e., meetings of non-management directors without management present) to review such topics as the non-management directors determine. Mr. Maeder presides as Chair during the executive sessions of the Board. The non-management directors of the Board met in executive session 4 times during 2021.
Committees of the board of directors.
The Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these committees and all such charters can be obtained without charge on the Company’s website at: http://investor.2u.com.
Audit committee

Members:
ROBERT M. STAVIS (CHAIR) Independent	Meetings during 2021: 7

Earl Lewis Independent Paul A. Maeder Independent Gregory K. Peters Independent	Report of the Audit Committee: Page 64

Our Audit Committee oversees the Company’s corporate accounting and financial reporting processes. The principal duties and responsibilities of our Audit Committee include:
•appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing and evaluating the independent auditor’s work and determining the independent auditor’s compensation;
•approving in advance all audit services and non-audit services to be provided to us by our independent auditor;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly consolidated financial statements; and
•conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.
Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq listing standards and SEC rules and regulations. The Board has determined that all members of the Audit Committee are financially literate and possess “financial sophistication” within the meaning of the Nasdaq listing standards. The Board has also determined that Ms. Stavis is an “audit committee financial expert,” as defined by SEC rules and regulations.

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Compensation committee

Members:
JOHN M. LARSON (CHAIR) Independent	Meetings during 2021: 8

Alexis Maybank Independent Coretha M. Rushing Independent	Report of the Compensation Committee: Page 51

Our Compensation Committee oversees the Company’s compensation policies, plans and programs. The principal duties and responsibilities of our Compensation Committee include:
•establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the Chief Executive Officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;
•setting the compensation of our other executive officers, based in part on recommendations of the Chief Executive Officer;
•exercising administrative authority under our stock plans and employee benefit plans;
•establishing policies and making recommendations to our Board regarding director compensation; and
•reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings.
Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable requirements of, Nasdaq listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a “non-employee director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As provided under the Compensation Committee’s charter, the Compensation Committee may delegate its authority to subcommittees as the Compensation Committee deems appropriate, consistent with applicable law and the Nasdaq listing standards. Under its charter, the Compensation Committee has the authority to retain, at the Company’s expense, such counsel, consultants, experts and other professionals as it deems necessary. For additional information regarding the role of executive officers and compensation consultants in setting director and executive compensation, see the section entitled “Compensation Discussion and Analysis.”
Nominating and corporate governance committee

Members:
TIMOTHY M. HALEY (CHAIR) Independent	Meetings during 2021: 3

Edward S. Macias Independent Sallie L. Krawcheck Independent

Our Nominating and Corporate Governance Committee oversees the Company’s corporate governance practices. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:
•assessing the need for new directors and identifying individuals qualified to become directors;
•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•reviewing any proposals properly submitted by stockholders for action at the annual meeting of stockholders;
•assessing individual director performance, participation and qualifications;
•developing and recommending to the Board corporate governance principles;
•monitoring the effectiveness of the Board and the quality of the relationship between management and the Board;
•overseeing a periodic evaluation of the Board’s performance; and
•overseeing a periodic review of the Company's policies and programs regarding environmental, social and governance (ESG) and corporate responsibility matters.
Our Board has determined that the composition of our Nominating and Corporate Governance Committee satisfies the applicable independence requirements under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, Nasdaq listing standards and SEC rules and regulations.

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Board’s role and responsibilities
Risk oversight.
The Board oversees a company-wide approach to risk management that is carried out by management. The Board determines the appropriate risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. Management is accountable for day-to-day risk management efforts, including creation of appropriate risk management programs and policies. Management provides regular reports to the Audit Committee concerning financial, tax, legal and compliance related risks and the Company’s experts report to the Board on cybersecurity.

Board
Oversees major risks •Strategic and competitive •Financial •Operational •Legal and regulatory

Audit	Compensation	Nominating and Corporate Governance

Primary areas of risk oversight
•Financial statement and reporting
•Major financial and other business risk exposure
•Internal controls
•Legal and compliance
•Data privacy
•Cybersecurity
•Related party transactions
•Conflicts of interest

Primary areas of risk oversight
•Executive compensation policies & practices, including pay equity among executives
•Non-employee director compensation policies and practices
•Talent development and retention

Primary areas of risk oversight
•Governance structure and processes
•Board and chair succession planning
•Board composition and function
•Board independence
•Compliance with code of conduct
•Executive succession planning
•Environmental, social and governance policies and practices

Management

•Responsible for day-to-day risk management efforts, including creation of appropriate risk management programs and policies
•Internal Audit function provides review and recommendations regarding design and effectiveness of internal controls and risk management processes

Nomination of directors.
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its recommendations, the Nominating and Corporate Governance Committee also considers advice and recommendations from others as it deems appropriate. The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members.

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The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, it considers (a) whether a nominee can read and understand basic financial statements and is over 21 years of age, (b) whether a nominee has demonstrated, by significant accomplishment in their field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (c) whether a nominee possesses the highest personal and professional integrity, ethics and values. Additional factors that the Nominating and Corporate Governance Committee may consider include a candidate’s specific experiences and skills, independence, expertise, diversity, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors as it considers appropriate in the context of the needs of the Board. Although the Company has no formal diversity policy, the Board believes that diversity is an important consideration in Board composition, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time.
The Nominating and Corporate Governance Committee considers candidates recommended by stockholders pursuant to the Nominating and Corporate Governance Committee’s policy for considering stockholder recommendations of director nominees. The Nominating and Corporate Governance Committee’s policy is available free of charge on the Company’s website at: http://investor.2u.com. Pursuant to the policy, and at its next appropriate meeting following receipt of a recommendation, the Nominating and Corporate Governance Committee will consider all director candidates recommended by the Company’s stockholders provided such recommendation is delivered in a timely manner and in the proper form, as specified in the policy. All director nominees so submitted by the Company’s stockholders will be evaluated in the same manner as recommendations received from management or members of the Board.
Environmental, social and governance (ESG) matters.
We recognize the impact that a business can have on its surrounding community and environment and believe that an organization has the responsibility to be a good corporate citizen. We also value our employees and recognize the critical roles that they play in the achievement of our long-term goals and overall success.
Diversity, equity and inclusion
We believe an equitable and inclusive environment with diverse teams produces more creative solutions and results in better outcomes for our university clients and students. We continue to strive to attract, retain and promote diverse talent at all levels of the organization and we are proud to have a Board and executive team that bring diverse ideas and backgrounds to the table. Our Board is comprised of 45% women and/or people of color and our executive team is comprised of 50% women and/or people of color. We have incorporated diversity, equity and inclusion (“DE&I”) into the fabric of our corporate culture.
Our representation at-a-glance
As of December 31, 2021, approximately 61% of our global workforce identify as female and 38% identify as male, while 1% of employees chose not to disclose an identification. In the United States, as of December 31, 2021, our employees self-identified their race and ethnicity as provided below:

RACIAL/ETHNIC DIVERSITY AT 2U
Pay Equity The Company was included on the Bloomberg 2021 Gender-Equality Index for its commitment to advancing women in the workplace through measurement and transparency.

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Our business resource networks
We maintain employee resource groups known as Business Resource Networks (“BRNs”) that foster a diverse and inclusive workplace aligned with our mission and business goals and reflect our commitment to create and sustain a diverse workplace. We currently have BRNs representing the following groups and their allies:

2Q (LGBTQ+)	Asian Pacific Islander Network (Asian and Pacific Islander)	Ability Resource Network (Differently Abled)	Black Engagement Network (Black/African- American)	Parent & Caregiver Network (Parents and Caregivers)	TuGente (LatinX)	Womxn’s Alliance Network (Womxn)
Our BRNs are supported by executive sponsors and offer development opportunities through coaching, mentorship programs and discussion forums. Our BRNs also host a variety of public speakers and company-wide events.
Our DE&I plan
We have a comprehensive DE&I plan organized around the following key pillars:

Transparency and Employee Experience	Workforce Diversity	Talent Development and Movement	Societal and Business Impact

We have made progress on our goals in each of these areas in 2021:
•We include diversity-related measures as key goals in our annual company-wide operating plan and in our bonus plan.
•We conduct regular internal assessments on pay equity and make adjustments as necessary.
•We provide employees training on unconscious bias, non-discrimination and harassment and allyship to drive engagement, mitigate bias and encourage more inclusive behavior.
•We have been endorsed as a talent developer by OneTen, a coalition of leading business executives coming together to upskill, hire and advance one million Black individuals in America over the next 10 years.
•We partner with workforce development agencies to seek to address the technology skills gap by offering scholarships to certain of our boot camps to learners that come from groups that are historically under-represented in technology roles.
•Several partnerships with our university clients seek to advance DE&I principles. For example, we partnered with Netflix and several leading Historically Black Colleges and Universities and Hispanic Serving Institutions to offer boot camps to students and alumni with a goal of increasing diversity in technology fields.
•We host Days of Service, a global, bi-annual event that allows 2U employees to give back to their communities through volunteering and donations.
•Employees receive “Volunteer Paid Time Off” and are encouraged to use this time to make a difference in their communities.
•We partner with the International Rescue Committee to offer a 2U-sponsored scholarship program for IRC employees.

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•Through the Company’s corporate social responsibility program, we support regional non-profits whose work aligns with our mission of providing access to education. Through these community partnerships, our employees are able to give back to their local communities through volunteering, fundraising, in-kind donations and pro-bono services.

Environmental impact
Our digital offerings enable students to access educational offerings without moving or regularly commuting to a campus location. In addition, we are working to integrate sustainability initiatives into our general business practices. The following is a summary of some of the programs we have put in place to reduce the impact that our operations have on the environment:
•In 2021, we announced that we would allow most of our employees to work remotely on a full or part-time basis, which will reduce the environmental impact of commuting and the need to acquire or build additional office space. We also expect to continue to significantly rely on videoconferencing for meetings that previously would have required travel.
•We have implemented a print management system to reduce paper and printing use.
•We responsibly manage and dispose of our electronic waste by e-cycling or wiping and donating electronics to be repurposed at other organizations.
•We limit our electrical and cooling needs by maintaining minimal IT equipment running on-premise, instead relying on cloud providers.
•Our Denver office is LEED certified.
•All of our major offices (Lanham, Denver, Brooklyn and Cape Town), are designed to reduce greenhouse emissions by energy conservation and energy efficiency efforts, including through setting lights at 75%, relying on sensors to turn off lights when not in use and using Energy Star-rated appliances and WaterSense plumbing fixtures.
•We have many educational offerings focused on sustainability. For example, we have short courses on the following topics: Sustainable Fashion, Business Sustainability Management, and Energy Efficiency and Sustainability.
Societal impact
We believe that higher education is a powerful driver of upward social mobility. 2U is increasing access to learning opportunities for people around the world by building, delivering and supporting more than 3,600 digital and in-person educational offerings, including graduate degrees, undergraduate degrees, micro-credentials, professional certificates, boot camps and executive education offerings and open courses. The following is a summary of some of the ways we believe we are positively impacting society:
•Together with our university clients, we have positively transformed the lives of more than 350,000 students and lifelong learners to date.
•Compared to the national average, our graduate degree programs enroll a higher percentage of diverse students.
•The average actual cost and debt burden of attending a 2U-powered program is often less than on-campus programs due to ongoing income students can earn and room and board savings.
•Together with several university clients, we launched a $3 million scholarship fund to provide access to our technical boot camps at reduced rates. This initiative focused on reaching Black, Latinx and indigenous communities as well as women and individuals from low income households.
•Our offerings in fields requiring clinical placements, such as nursing, public health, social work and counseling have produced over 18,000 graduates. Our team of placement specialists facilitates clinical placements for students in their local communities, allowing them to make an impact in those communities after their graduation.

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Human capital
We believe that our employees are our greatest asset and that when people feel appreciated and included, they can be more creative, innovative and better serve our university clients and students. We are committed to having a workforce that will enable the long-term success of our business. The following is a summary of certain programs we have implemented to help us attract, retain and inspire key talent and highlights of workplace recognitions we received for 2021:
•We offer a total rewards program for our employees that is market-competitive and merit-based. To foster a sense of ownership and align the interests of employees and stockholders, we have a broad-based stock compensation program that provides performance and service-based restricted stock units and stock options to eligible employees. We also offer eligible employees the ability to participate in our Employee Stock Purchase Program, which enables them to purchase stock at a discount. We provide comprehensive benefits for employees and their families, which are tailored to the various geographies in which we operate. Depending on the jurisdiction, our benefits may include health insurance coverage, 401(k) matching, paid parental leave and unlimited paid time off.
•We provide a range of employee development programs and opportunities for employees to develop the skills they need to be successful. Our learning and development teams create and teach a variety of live courses and employees have free access to a library of learning resources via LinkedIn Learning. In addition, we offer a tuition reimbursement benefit that allows eligible employees and their family members to receive reimbursement for certain of our offerings.
•We actively promote a number of benefits and programs to support the health and welfare of our employees, including on-site gyms and access to online health and wellness resources including meditation and mental health support.
Stockholder engagement.
We welcome and value the views and insights of our stockholders and conduct regular outreach to connect with our stockholders to ensure open lines of communications. Our investor relations team, along with our CEO and CFO, regularly meet with stockholders to discuss our business results, strategy and capital structure, among other topics. In addition, we invite stockholders to provide input on matters related to our board composition, executive compensation, corporate governance and environmental and social responsibility. Our stockholder engagement program comprises a year round cycle of communication, feedback, and action, which is described in the following diagram.

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The timeline below describes some of the actions the Compensation Committee and Nominating and Corporate Governance Committee have taken in recent years in response to stockholder policies and feedback:

2020

•Enhanced alignment between pay and performance by introducing performance-based restricted stock units that vest based on the Company's TSR relative to the TSR of companies in the Russell 3000 index to NEO long-term equity compensation.
•Nominating and Corporate Governance Committee adopts stock ownership guidelines for all NEOs and non-employee directors.
•Nominating and Corporate Governance Committee adopts a clawback policy that applies to all executive officers.

2021

•Further enhanced alignment between pay and performance by introducing financial performance measures to long-term equity compensation plan, with 50% of performance-based restricted stock units vesting based on achievement of financial targets.
•Lengthened the performance period of the market-PRSUs to three years in order to align the interests of NEOs and stockholders over a longer performance period and provide a balance of short-and long-term performance measurement periods.
•Compensation Committee adopts a bonus plan that includes achievement of DE&I goals as a component of bonus calculation.

2022

•Compensation Committee increased weighting of DE&I goals in bonus plan and increased achievement required to receive target payout for market-PRSUs.
•Management introduced a proposal to declassify the Board.

Communications with the board of directors.
The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, the non-management directors, any individual directors or committee of directors, correspondence should be addressed to the Board or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to the Company at 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attn: Corporate Secretary.
All communications received as set forth above will be opened by the Corporate Secretary who will determine whether the communication should be presented to the Board. The purpose of this screening is to avoid providing the Board communications that are irrelevant or inappropriate (such as advertisements, solicitations and hostile communications). Following this review, if appropriate, the Corporate Secretary will distribute the communication to the Board, the non-management directors, an individual director or committee of directors, as appropriate.

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Board of directors policies and processes
Overview.
We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the Nasdaq listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.
Board meetings and attendance.
During 2021, including both regularly scheduled and special meetings, our Board met a total of 6 times, the Audit Committee met a total of 7 times, the Compensation Committee met a total of 8 times and the Nominating and Corporate Governance Committee met a total of 3 times. During 2021, each of the Company’s directors attended at least 75% of the aggregate of the total number of meetings of the Board that occurred while he or she was serving as a director and the total number of meetings held by any of the committees of the Board on which such director served. During 5 meetings of the Audit Committee, the Audit Committee met privately with the Company’s independent registered public accounting firm.
Director attendance at annual meeting.
Although we do not have a formal policy with respect to directors’ attendance at our annual meeting of stockholders, all directors are encouraged to attend the annual meeting of stockholders. Eight directors of the Company attended our last annual meeting.
Corporate governance guidelines.
We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. Our Corporate Governance Guidelines are available on our website at: http://investor.2u.com.
Code of business conduct and ethics for employees, executive officers and directors.
We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors, in accordance with Nasdaq listing standards and applicable SEC rules. The Code of Conduct is available on our website at: http://investor.2u.com. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed in accordance with Nasdaq listing standards and applicable SEC rules. We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to or waiver of a provision of the Code of Conduct by posting such information on our website.
Whistleblower procedures.
In accordance with the Sarbanes-Oxley Act, we have established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission of concerns regarding such matters. If an individual has a concern regarding questionable accounting, internal accounting controls or auditing matters or the reporting of fraudulent financial information, such individual may report their concern by sending a letter (which may be anonymous at the discretion of the reporting person) to us at our principal executive offices to the attention of the Compliance Officer (as defined in our Whistleblower Policy) or Chair of the Audit Committee. Individual employees may also report their concerns by telephone, email or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system. The Audit Committee will be promptly notified of all complaints received that relate to accounting, internal accounting controls, or auditing matters.

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Transactions with related parties.
Review and approval of transactions with related parties
All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee. If a director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
Related person transaction policy
The Company has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances, including, but not limited to:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

30

CORPORATE GOVERNANCE AND BOARD MATTERS
Certain related person transactions
There have been no transactions since January 1, 2021 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section entitled “Executive Compensation.” For a description of severance arrangements that we have entered into with some of our executive officers, please see the section entitled “Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements.”
Director evaluations.
Our Board believes that, as an aspect of its commitment to sound corporate governance, it is important to regularly assess its functioning and to identify opportunities for improvement. Under the direction of our Nominating and Corporate Governance Committee, on an annual basis, each of our directors evaluates the overall Board and the functioning of the Board’s committees. As part of the evaluation, each Board member provides input on topics such as corporate governance issues, Board and committee culture, structure and meeting process, interactions with management and quality and quantity of information provided to the Board. The feedback received is compiled and reviewed by the Nominating and Corporate Governance Chair and the results are discussed with the full Board. Matters that require further assessment or additional follow-up are addressed at future Board or committee meetings, as applicable.
Director compensation
Overview of director compensation program.
Our Board has approved a compensation program for non-employee directors designed to attract, retain and reward qualified directors and align the financial interests of the non-employee directors with those of our stockholders. The Compensation Committee reviews pay levels for non-employee directors on an annual basis with assistance from an independent compensation consultant retained by the Compensation Committee. The compensation consultant conducts a comprehensive assessment of our director compensation program, including a comparative review of our current director compensation program against the same peer group used for executive compensation purposes, which is identified below under the section entitled “Process for Setting Compensation—Compensation Peer Group”. The Compensation Committee then, based in part on compensation consultant’s report, provides a recommendation to the full Board with respect to our director compensation program. On an annual basis, the full Board approves the non-employee director compensation program. For purposes of our non-employee director compensation program, our year runs from April 1st through March 31st.
Pursuant to this compensation program, non-employee directors are paid an annual retainer fee and granted equity awards for their service on the Board. Committee chairs and members are each paid additional retainer fees for service in these capacities. Upon initial appointment to our Board, each non-employee director is granted RSUs with a grant date fair value of $50,000. These awards vest on the first anniversary of the applicable vesting commencement date, which is typically on or around April 1 of the applicable year for annual equity awards. We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees thereof. Christopher J. Paucek, our Chief Executive Officer, is also a director, but does not receive any additional compensation for his service as a director.

2022 Proxy Statement	31

CORPORATE GOVERNANCE AND BOARD MATTERS
2021 director compensation.
In April 2021, upon the recommendation of the Compensation Committee and based on the annual review and assessment of our director compensation program provided by the independent compensation consultant, which indicated that our director compensation fell between the 25th and 50th percentile of director compensation paid by our compensation peer group, our Board approved increasing the annual retainer fee and annual equity grant and increasing the retainer fees for committee chairs and members. For the compensation year starting on April 1, 2021, our non-employee directors were entitled to receive the following annual compensation for their service on the Board:

Position	Cash or Equity Retainer ($)	Equity Grants ($)
Board Chair	69,000	—
Board Member	55,000	238,000
Audit Committee Chair	25,000	—
Compensation Committee Chair	15,000	—
Nominating and Corporate Governance Committee Chair	11,000	—
Non-Chair Audit Committee Members	12,500	—
Non-Chair Compensation Committee Members	10,000	—
Non-Chair Nominating and Corporate Governance Committee Members	5,000	—
The following table provides information about the compensation earned for service on our Board by each of our non-employee directors during 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Timothy M. Haley	66,000 (2)	230,900	296,900
Valerie B. Jarrett (9)	60,000 (3)	230,900	290,900
Sallie L. Krawcheck	60,000 (3)	230,900	290,900
John M. Larson	70,000 (4)	230,900	300,900
Earl Lewis	67,500 (5)	230,900	298,400
Edward S. Macias	60,000 (3)	230,900	290,900
Paul A. Maeder	136,500 (6)	230,900	367,400
Alexis Maybank	65,000 (7)	230,900	295,900
Gregory K. Peters	67,500 (5)	230,900	298,400
Coretha M. Rushing	65,000 (7)	230,900	295,900
Robert M. Stavis	80,000 (8)	230,900	310,900
(1)The amounts in this column reflect the grant date fair value for stock awards in accordance with ASC Topic 718. The fair value of each stock award is measured based on the closing price of our common stock on the date of grant. These RSU awards vested in a single installment on April 1, 2022.
(2)Consists of 1,399 RSUs in lieu of the $55,000 cash retainer for service as a Board member, representing a grant date fair value of $53,358 and 279 RSUs, in lieu of the $11,000 cash retainer for service as Chair of the Nominating and Corporate Governance Committee, representing a grant date fair value of $10,641. These RSU awards vested in a single installment on April 1, 2022.
(3)Consists of 1,399 RSUs in lieu of the $55,000 cash retainer for service as a Board member, representing a grant date fair value of $53,358 and 127 RSUs, in lieu of the $5,000 cash retainer for service as a member of the Nominating and Corporate Governance Committee, representing a grant date fair value of $4,844. These RSU awards vested in a single installment on April 1, 2022.
(4)Consists of 1,399 RSUs in lieu of the $55,000 cash retainer for service as a Board member, representing a grant date fair value of $53,358 and 381 RSUs, in lieu of the $15,000 cash retainer for service as Chair of the Compensation Committee, representing a grant date fair value of $14,531. These RSU awards vested in a single installment on April 1, 2022.
(5)Consists of 1,399 RSUs in lieu of the $55,000 cash retainer for service as a Board member, representing a grant date fair value of $53,358 and 317 RSUs, in lieu of the $12,500 cash retainer for service as a member of the Audit Committee, representing a grant date fair value of $12,090. These RSU awards vested in a single installment on April 1, 2022.
(6)Consists of 1,399 RSUs in lieu of the $55,000 cash retainer for service as a Board member, representing a grant date fair value of $53,358, 1,755 RSUs, in lieu of the $69,000 cash retainer for service as Chair of the Board of Directors, representing a grant date fair value of $66,936, and 317 RSUs in lieu of the $12,500 cash retainer for service as a member of the Audit Committee, representing a grant date fair value of $12,090. These RSU awards vested in a single installment on April 1, 2022.

32

CORPORATE GOVERNANCE AND BOARD MATTERS
(7)Consists of 1,399 RSUs in lieu of the $55,000 cash retainer for service as a Board member, representing a grant date fair value of $53,358 and 254 RSUs, in lieu of the $10,000 cash retainer for service as a member of the Compensation Committee, representing a grant date fair value of $9,688. These RSU awards vested in a single installment on April 1, 2022.
(8)Consists of 1,399 RSUs in lieu of the $55,000 cash retainer for service as a Board member, representing a grant date fair value of $53,358 and 635 RSUs, in lieu of the $25,000 cash retainer for service as Chair of the Audit Committee, representing a grant date fair value of $24,219. These RSU awards vested in a single installment on April 1, 2022.
(9)Ms. Jarrett resigned from our Board effective October 14, 2021, and as a result, all unvested RSUs were forfeited.
The following table provides information about outstanding stock awards and stock options held by each of our non-employee directors as of December 31, 2021. Prior to 2014, the stock options were granted under our 2008 Stock Incentive Plan (the “2008 Plan”) and, since 2014, have been granted under our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”). The stock awards were granted under our 2014 Plan.

Name	Stock Awards	Option Awards
Timothy M. Haley	8,279	12,659
Valerie B. Jarrett (1)	—	5,209
Sallie L. Krawcheck	8,127	42,009
John M. Larson	8,381	24,398
Earl Lewis	8,317	42,009
Edward S. Macias	8,127	19,133
Paul A. Maeder	10,072	24,398
Alexis Maybank	8,514	5,284
Gregory K. Peters	8,317	5,788
Coretha M. Rushing	8,254	12,696
Robert M. Stavis	8,635	24,398
(1) Ms. Jarrett resigned from our Board effective October 14, 2021. As a result, her unvested stock awards were forfeited and her option awards expired on January 14, 2022.
Director stock ownership guidelines.

In April 2020, we adopted stock ownership guidelines for our non-employee directors. Within five years from becoming subject to the guidelines our non-employee directors are required to own shares of our common stock with a value at least equal to three times of their annual cash retainer, excluding any fees for serving as Chair of the Board or serving as Chair of a committee or member of the Audit Committee.
Shares counted towards meeting the ownership guidelines include (i) shares owned directly or indirectly, (ii) shares held by a qualifying trust, (iii) shares held by a 401(k) plan or other qualified pension or profit-sharing plan for the benefit of the non-employee director and (iv) shares underlying vested restricted stock units where settlement of such shares has been deferred. Each non-employee director remains subject to the stock ownership guidelines as long as they remain in their role. Exceptions to the guidelines may be made in the case of extraordinary circumstances, such as personal hardship, in the Nominating and Corporate Governance Committee’s sole discretion.
Stock ownership requirement for non-employee directors:
3x annual cash retainer

2022 Proxy Statement	33

Our executive officers.
Executive officers
The following table sets forth information concerning our current executive officers, including their age, as of April 1, 2022:

Name	Age	Position
Christopher J. Paucek	51	Chief Executive Officer and Director
Paul S. Lalljie	49	Chief Financial Officer
Mark J. Chernis	55	Chief Operating Officer
Matthew J. Norden	40	Chief Legal Officer
John B. Ellis	54	Chief Accounting Officer
Current executive officer biographies

CHRISTOPHER J. PAUCEK See biography of Christopher J. Paucek in the section entitled “Corporate Governance and Board Matters—The Board of Directors."

PAUL S. LALLJIE
Paul S. Lalljie has served as our Chief Financial Officer since October 2019. Prior to that, he served as Chief Financial Officer for Neustar, Inc. from June 2009 to February 2018. From February 2000 until his appointment as Chief Financial Officer, Mr. Lalljie held various leadership positions at Neustar, Inc., including Senior Vice President, Interim Chief Financial Officer and Treasurer, Vice President, Financial Planning & Analysis, and Vice President, Finance and Investor Relations.

MARK J. CHERNIS
Mr. Chernis has served as our Chief Operating Officer since May 2018. Prior to that, he served on our Board since January 2009, including as Audit Committee chair from July 2016 to April 2018. From 2011 until May 2018, Mr. Chernis served in various senior roles at Pearson, including as the Senior Vice President of Strategic Partnerships and Investments from January 2014 to 2018 and President & Chief Operating Officer of the K-12 Technology Division from June 2011 to January 2014. Previously, Mr. Chernis was the President and Chief Operating Officer of SchoolNet from March 2008 until its acquisition by Pearson in 2011. From 1984 to 2007, Mr. Chernis held various positions at The Princeton Review, most recently serving as its President from 1995 to November 2007. Mr. Chernis also currently serves on the boards of several private companies. Mr. Chernis holds a B.A. from Vassar College.

MATTHEW J. NORDEN
Mr. Norden has served as our Chief Legal Officer since December 2019 and previously served as Co-General Counsel from August 2017 to December 2019, Deputy General Counsel from November 2014 to August 2017 and as Associate General Counsel from September 2013 to November 2014. From June 2010 to September 2013, Mr. Norden served as Vice President and General Counsel of TOMS Shoes. Prior to that, he was an associate at the law firm Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Norden holds a B.A. in Psychology from The George Washington University, a J.D. from Georgetown University Law Center and an M.B.A. from the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill.

JOHN B. ELLIS
Mr. Ellis has served as our Chief Accounting Officer since May 2018. Prior to that, he served in various roles at Newell Brands, a global consumer products company, including as Vice President Finance, Transformation from February 2017 to December 2017, Vice President Treasurer & Finance Operations from December 2014 to February 2017, Vice President, Corporate Controller & Chief Accounting Officer from December 2007 to December 2014 and Vice President, Mergers and Acquisitions from June 2003 to December 2007. Mr. Ellis started his career at Ernst & Young where during his ten years at the firm, he served in various accounting advisory and assurance roles. Mr. Ellis is a CPA and holds a B.B.A. in Accounting from Loyola University Maryland and an M.B.A. from Johns Hopkins University.

34

Executive compensation.

Proposal two
Advisory vote to approve the company’s executive compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require a separate, nonbinding “say-on-pay” stockholder vote to approve the compensation of Named Executive Officers. The Board currently intends to hold this vote annually, and the next such vote is expected to occur at the 2023 annual meeting of stockholders. The compensation paid to our Named Executive Officers and the Company’s overall executive compensation policies and procedures are described in the “Compensation Discussion and Analysis” and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement.
This proposal gives you, as a stockholder, the opportunity to endorse or not endorse the compensation paid to the Company’s Named Executive Officers through the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

Proposal three
Advisory vote on the say on pay frequency proposal
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require a separate, nonbinding stockholder vote to approve the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders with the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of one year, or an annual vote.
Our executive compensation program is designed to support long-term value creation, and an annual vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. An annual vote will provide us with the time to thoughtfully respond to stockholders' sentiments and implement any necessary changes. We therefore request that our stockholders select "One Year" when voting on the frequency of advisory votes on executive compensation.
By voting on this proposal, stockholders are not approving or disapproving our board's recommendation, but rather are indicating whether they prefer an advisory vote on Named Executive Officer compensation be held every year, every two years or every three years. Stockholders may also abstain from voting.
Because your vote is advisory, it will not be binding on the Board and may not be construed as overruling any decision by the Board. Our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on our Named Executive Officer compensation less frequently than the option selected by our stockholders.
We will provide our stockholders with the opportunity to vote on the frequency of future advisory votes on our Named Executive Officers' compensation at our annual meetings at least once every six calendar years.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “ONE YEAR” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

2022 Proxy Statement	35

EXECUTIVE COMPENSATION
Compensation discussion and analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2021 for:

CHRISTOPHER J. PAUCEK	PAUL S. LALLJIE	MARK J. CHERNIS
our Chief Executive Officer and Director	our Chief Financial Officer	our Chief Operating Officer

MATTHEW J. NORDEN	JAMES KENIGSBERG	JOHN B. ELLIS
our Chief Legal Officer	our former Chief Technology Officer	our Chief Accounting Officer
We refer to these individuals collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our Named Executive Officers or NEOs. The compensation provided to our NEOs for fiscal year 2021 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee of our Board arrived at the specific compensation policies and decisions involving our NEOs during fiscal year 2021; the role of our outside compensation consultant; and the peer group used in evaluating executive officer compensation.
This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.

36

EXECUTIVE COMPENSATION
Executive summary.
2021 business performance overview
The Company delivered strong results in 2021, marked by completion of its industry redefining acquisition of substantially all of the assets of edX Inc. and transformation to an education platform company. The COVID-19 pandemic validated the importance of high-quality, digital education and, with the acquisition of edX, we are one of the world's most comprehensive free-to-degree online learning platforms and positioned well for continued growth.

Financial Highlights	Business Highlights	Outcomes Highlights

Delivered year-over-year revenue growth of 22%	Completed industry redefining acquisition; significantly increased addressable market	97% of alumni of 2U-powered graduate programs reported positive career outcomes[1]

Marketing and sales expense as a percent of revenue decreased by 2%	Launched over 100 new offerings[2]	Launched Morehouse online undergraduate program, including degree completion programs

Added 9 new university partners[2]
Revenue per employee increased 16% compared to 2020		Made over 14K placements
for students studying to become nurses, physician assistants and social workers
Enrolled over 75K
27 university partners committed to delivering free and open courses on the edX platform new students[2] across our suite of offerings
(1)Based on Gallup survey of recent alumni of 2U partners' online graduate degree programs.
(2)Does not include edX offerings or university partners added as part of the acquisition of assets from edX.
2021 executive compensation program highlights
Consistent with our general compensation philosophy, we strive to provide a compensation package to each NEO that is competitive, rewards achievement of our business objectives, and aligns the interests of our NEOs with our stockholders. Our 2021 compensation actions and decisions reflect the Company’s strong financial results and business performance and the significant contributions our NEOs made to drive this success.
The Compensation Committee took the following key actions with regard to our executive compensation program for fiscal 2021:
•Base Salaries: Adjusted the base salaries of NEOs to maintain market competitiveness and recognize impact and significance of role.
•Bonus Plan: Adopted a bonus plan that aligned NEOs' short-term incentive opportunity with the Company’s focus on profitable revenue growth as well as achievement of diversity objectives. The bonus plan provided for no bonus payout unless threshold levels of both revenue and adjusted EBITDA performance were achieved and over-performance was capped.
•Long-Term Equity Incentive Compensation: Approved a long-term equity compensation program for NEOs that aligns the interests of NEOs and stockholders over a longer period and provides a balance of short and long-term performance measurement periods. NEO equity awards generally are comprised 25% of market-PRSUs that cliff vest at the end of a three-year performance period, 25% of financial-PRSUs that cliff vest at the end of all three performance periods based on achievement of revenue and adjusted net income targets measured over three one-year performance periods and 50% of time-based RSUs that vest quarterly over three years.

2022 Proxy Statement	37

EXECUTIVE COMPENSATION
2021 performance highlights
As detailed further below, the cornerstone of our compensation philosophy is pay-for-performance. In 2021, we performed well against the performance measures relevant for the variable components of our executive compensation program.

2021 BONUS PLAN

Target
(100%)
Min
(93%)
Max
(107%)
100%
Adjusted EBITDA

2021 ANNUAL FINANCIAL-PRSUs

2021 CEO realizable compensation
There can be a significant difference between the compensation reported in the Summary Compensation Table for an NEO in a given year and the realizable pay that an NEO may actually receive. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted. However, a substantial portion of our named executive officers' total compensation is in the form of long-term equity-based awards, which vest over a three-year period, precluding its immediate realization at the grant date and correlating its realizable value to our future stock performance. The graph below sets out our CEO's pay reported in the Summary Compensation Table as compared to his realizable compensation. The significant difference in value is attributable to stock price movement and actual performance of performance-based components of compensation and demonstrates how our compensation structure aligns CEO and stockholder interests.
2021 CEO SCT VS. REALIZABLE PAY
Reported pay: Includes (i) base salary paid during the year, (ii) cash amounts paid under our 2021 Bonus Plan, and (iii) equity awards granted during the year, using grant date fair value in accordance with ASC 718, assuming the probable outcome as of the grant date.

38

EXECUTIVE COMPENSATION
Realizable pay: Includes (i) base salary paid during the year, (ii) cash amounts paid under our 2021 Bonus Plan, (iii) for restricted stock units granted during the year, the value of the grant based on the December 31, 2021 stock price, (iv) for performance awards granted during the year for which the performance period is complete, the value of the award based on actual payout percentage and the stock price as of December 31, 2021, and (v) for performance awards granted during the year for which the performance period is not complete, the target payout of the award based on the closing stock price as of December 31, 2021.
Executive compensation best practices
We endeavor to maintain good governance standards in our executive compensation policies and practices. Below is a summary of the executive compensation practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests.

What we do.	Emphasize Pay-for-Performance – A significant portion of NEO compensation is “at-risk” based on Company performance, to align the interests of our NEOs and stockholders.
Annual “Say-on-Pay” Vote – We conduct our “say-on-pay” vote annually to allow our stockholders to provide their direct input on our executive compensation program, policies and practices.
Compensation Recovery (“Clawback”) Policy – We maintain a “clawback” policy for the recovery of incentive cash and equity compensation, in the event of a financial restatement.
Independent Compensation Consultant – Our Compensation Committee directly retains an independent compensation consultant.
Use Double-Trigger Change in Control Provisions – Our time-based equity awards contain a “double-trigger” payment provision in connection with a change in control.

Annual Executive Compensation Review – The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group.

Avoid Undue Risk-Taking – Our compensation policies and practices are designed to discourage risks that are reasonably likely to have a material adverse effect.
Director and NEO Stock Ownership Guidelines – All of our NEOs and non-employee directors are subject to robust stock ownership guidelines.
Limited Perquisites – We provide limited perquisites or other personal benefits to our NEOs.

What we don’t do.	No Hedging or Pledging – We prohibit margin, hedging, pledging or other similar transactions in our securities.
No Excise Tax Gross-Ups – We do not provide our NEOs with excise tax gross-ups.
No Special Welfare or Health Benefits – Our NEOs participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.
No Guaranteed Compensation Increases – We do not provide automatic or pre-scheduled increases in base salary for NEOs.
No Guaranteed Bonuses – We do not provide guaranteed bonuses for NEOs.

Compensation of our named executive officers.
Compensation philosophy and objectives
We operate in a highly fragmented, rapidly evolving and competitive market, and we believe that our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain skilled teams in technology, content development, marketing and other business areas. The market for skilled personnel in the technology industry is highly competitive. Further, because of the significant nature of each new university client relationship, our senior management team is heavily involved in the identification and sales process for each university client, and their expertise is critical in navigating the complex approval processes of large nonprofit colleges and universities. Our compensation program is designed to attract and retain talented individuals who possess the skills necessary to create long-term value for our stockholders, grow our business while maintaining our dedicated focus on quality, and assist in the achievement of our strategic goals.

2022 Proxy Statement	39

EXECUTIVE COMPENSATION
The key elements of our total compensation philosophy include the following:

Pay-for-Performance	Attract, Motivate and Retain Top Talent
•A significant portion of the annual compensation of our NEOs should vary with annual business performance and each individual’s contribution to that performance.	•Provide market-competitive compensation and employee benefits that allow us to hire and retain high-caliber individuals at all levels.

Align Interests with Stockholders	Transparency and Consistency
•Align the interests of NEOs and stockholders through the risks and rewards of ownership of our common stock.	•Provide an equitable framework for making compensation decisions and use clear financial metrics to enhance transparency and facilitate communication of compensation decisions.

Fiscal 2021 compensation details
Our executive compensation program is designed to reflect our compensation philosophy and typically consists of three components: base salary, annual cash bonus opportunity and long-term incentive awards. Consistent with our compensation philosophy, the target total direct compensation pay mix of our CEO and other NEOs for has been heavily weighted towards at-risk compensation.

2021 CEO PAY MIX	2021 AVERAGE NEO PAY MIX

7%
Base Salary
7%
Short-term Incentive
43%
Restricted Stock Units
43%
Performance Restricted Stock Units
Compensation at Risk: 93%

12%
Base Salary
10%
Short-term Incentive
39%
Restricted Stock Units
39%
Performance Restricted Stock Units
Compensation at Risk: 88%

40

EXECUTIVE COMPENSATION
The table below summarizes how the various components of our executive compensation program are designed to achieve our compensation objectives:

Compensation Element	2021 Target Total Direct Compensation
	CEO	Other NEOs	Objective	2021 Structure

Base Salary			Reward individual contributions and compensate executives for day-to-day responsibilities	Fixed cash compensation

Annual Performance-Based Bonus			Drive targeted business goals as measured by financial and diversity metrics	Based on achievement of revenue, adjusted EBITDA and diversity targets

Long-Term Equity Compensation
Time-Based Restricted Stock Units			Encourage executive stock ownership and stockholder-alignment; provides retention incentive	50% of annual equity award; vests quarterly over three years

Performance-Based Restricted Stock Units			Motivate executives to achieve key long-term strategic financial objectives and stock price appreciation; provides retention incentive	50% of annual equity award; 25% cliff vests based on relative TSR over a three year period and 25% cliff vests at the end of all three performance periods based on achievement of revenue and adjusted net income targets over three one-year periods
Base salary
We provide base salaries to our NEOs and other employees to compensate them for services rendered day-to-day during the year and provide a level of stable fixed compensation. Each NEO’s initial base salary was established as the result of an arm’s-length negotiation with the individual at the time of hiring, and is reviewed annually, as well as at the time of a promotion or other change in responsibilities. We generally do not apply specific formulas to determine changes in base salary. Rather, our Compensation Committee oversees the review of base salaries for our NEOs on an annual basis following the completion of the fiscal year and makes adjustments as it determines to be reasonable and necessary based on the factors set forth in the section entitled “Process for Setting Compensation—Role of Compensation Committee”.
In February 2021, in connection with its annual review of our executive compensation program, our Compensation Committee approved increases to the base salaries of our NEOs. Our Compensation Committee based these decisions on various factors, including review of the market data analysis provided by the independent compensation consultant, individual performance and contribution to the Company, level of experience and responsibilities, criticality and uniqueness of roles, the recommendation of the CEO (other than with respect to his own base salary) and the recommendation of Mr. Lalljie with respect to Mr. Ellis' compensation.

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EXECUTIVE COMPENSATION

Named Executive Officer	2021 Base Salary ($)	2020 Base Salary ($)		Percentage Increase
Christopher J. Paucek	750,000	660,000	(1)	14%
Paul S. Lalljie	550,000	515,000		7%
Mark J. Chernis	550,000	515,000		7%
Matthew J. Norden	435,000	400,000		9%
James Kenigsberg	418,000	410,000		2%
John Ellis	300,846	296,400		1%
(1)Effective April 1, 2020, at Mr. Paucek’s request, the Compensation Committee reduced his base salary to his base salary in effect for 2019, which reduction remained in effect until July 1, 2020. Therefore, Mr. Paucek’s 2020 base salary set forth in the Summary Compensation Table is less than the amount stated in this column.
Performance-based annual bonuses
We use performance-based annual cash bonuses to motivate our employees, including our NEOs, to achieve our short-term financial and operational objectives while making progress towards our longer-term goals. Each NEO’s initial target bonus percentage was established as the result of an arm’s length negotiation with the individual at the time of hiring, and is reviewed annually, as well as at the time of a promotion or other change in responsibilities. At the beginning of each year, the Compensation Committee determines the structure of the annual cash bonus plan for the year and sets the target bonus opportunities for each NEO based on the factors set forth in “Process for Setting Compensation—Role of Compensation Committee”.
2021 bonus plan – target bonus opportunities
In February 2021, the Compensation Committee set the target annual bonus opportunities for each NEO and determined to increase the target bonus percentages for Mr. Paucek and Mr. Norden and not to make any changes to the target bonus percentages that were in effect for 2020 for other NEOs. The Compensation Committee based this decision on various factors, including review of the market data analysis provided by the independent compensation consultant, the recommendation of the CEO (other than with respect to his own target bonus opportunity), the recommendation of Mr. Lalljie with respect to Mr. Ellis' target bonus opportunity, and the Compensation Committee’s belief that higher base salaries and higher annual equity award amounts for certain NEOs would maintain the competitiveness of our NEOs’ target total direct compensation.
Under the bonus plan in effect for 2021 (“2021 Bonus Plan”), the target annual bonus opportunity of each NEO was as follows:

Named Executive Officer	2021 Eligible Base Compensation ($)	Target Bonus Percentage	Target Bonus Payout ($)
Christopher J. Paucek	750,000	115%	862,500
Paul S. Lalljie	550,000	100%	550,000
Mark J. Chernis	550,000	100%	550,000
Matthew J. Norden	435,000	70%	304,500
James Kenigsberg	418,000	70%	292,600
John B. Ellis	300,846	40%	120,338
2021 bonus plan – structure
At the beginning of each fiscal year, the Compensation Committee determines the structure of the annual cash bonus plan, including which performance measures should be used and the correlation between achievement levels for each performance measure and bonus payout. For the 2021 Bonus Plan, the Compensation Committee selected revenue and adjusted EBITDA, each measured on a consolidated basis, and for employees at least at the level of vice president and above, including our NEOs, diversity, equity and inclusion ("DE&I") goals.

Financial Performance		Diversity

Revenue	Adjusted EBITDA	DE&I

95%		5%

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The Compensation Committee selected these performance measures because the Compensation Committee believed these performance measures align our NEO incentive opportunities with the Company’s focus on profitable revenue growth and commitment to making measurable progress against diversity, equity and inclusion goals.
The target levels for the revenue and adjusted EBITDA performance measures were based on our 2021 goals and were set at levels necessary to provide a competitive overall compensation package and to motivate employees to achieve aggressive growth and profitability targets. The targets for the diversity, equity and inclusion measure were based on our 2021 goals for workforce diversity and DE&I training. The Compensation Committee believed all of these targets were achievable, but appropriately challenging, based on market climate and internal forecasting. The Compensation Committee retained discretion to make appropriate adjustments to the 2021 Bonus Plan, positively or negatively, based on additional considerations or extraordinary events.
Payout under the 2021 Bonus Plan was contingent on achievement of a minimum threshold level for each of the revenue and adjusted EBITDA performance measures and was capped at a maximum achievement level of 107% for each financial performance measure and 100% for the diversity measure. The achievement levels for each financial performance measure necessary for achievement at the threshold, target or maximum level and the corresponding achievement percentages were as follows:

Performance Metric (1)	2021 Target (in millions)	Threshold (2)	Target	Maximum
Revenue	$947.9	93%	100%	107%
Adjusted EBITDA (3)	$71.0	93%	100%	107%

Achievement		51%	100%	139.5%
(1)Under the terms of the 2021 Bonus Plan, the financial impact of any mergers and acquisition activity is excluded when calculating the achievement level of any metric.
(2)Bonus pool funds at 0% if Company performance against either the revenue or adjusted EBITDA target falls below 93% of the target.
(3)Adjusted EBITDA, a non-GAAP measure, is defined as net income or net loss, as applicable, before net interest income (expense), other income (expense), net, taxes, depreciation and amortization expense, deferred revenue fair value adjustments, transaction expense, integration expense, restructuring-related expense, shareholder activism expense, certain litigation-related expense, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment and stock-based compensation expense.

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EXECUTIVE COMPENSATION
For 2021, our performance against the targets for the financial performance measures was $940.5 million, or 99% of target, with respect to revenue, and $71.5 million, or 100% of target, with respect to adjusted EBITDA, The revenue measure generally increased the bonus payout by 3% for every 1% of achievement above the target performance level for revenue up to 102.9% and 5% for every 1% of achievement above 103% of the target performance level for revenue (up to the maximum). The revenue measure generally decreased the bonus payout by 6% for every 1% of shortfall below the target performance level for revenue (down to the threshold). The adjusted EBITDA measure generally increased the bonus payout by 1.5% for every 1% achievement over the target performance level for adjusted EBITDA (up to the maximum) and generally decreased the bonus payout by 1% for every 1% of shortfall below the target performance level for adjusted EBITDA (down to the threshold). In accordance with this framework, in March 2022, the Compensation Committee determined that the overall performance for the financial measures was 96.4%.

Performance Metric (1)	Variance to Target		Impact (for 1% variance)	Total Impact on Achievement
Target Achievement for Financial Metrics				100%
Revenue	(0.8)%	x	6%	(4.7)%
Adjusted EBITDA	0.8%	x	1.5%	1.1%
Actual Achievement for Financial Metrics				96.4%
(1)    In accordance with the terms of the 2021 Bonus Plan, we excluded the financial impact of any mergers and acquisition activity when determining the achievement level for each financial performance metric.
For the diversity measures, the Compensation Committee determined performance against the target was 75% for all NEOs other than Mr. Ellis and 100% for Mr. Ellis, which resulted in an aggregate achievement under our bonus plan of 95.3% for all NEOs other than Mr. Ellis and 96.6% for Mr. Ellis. Applying the formula set forth below, the Compensation Committee determined that bonus payouts were as set forth in the table below:

		Target Bonus	X	Financial Measure Weighting (95%)	X	Financial Measure Performance (96.4%)

Payout	=	+

		Target Bonus	X	Diversity Measure Weighting (5%)	X	Diversity Measure Performance (75%)

Named Executive Officer	Bonus Payout ($)	% of Target Bonus
Christopher J. Paucek	822,221	95.3%
Paul S. Lalljie	524,315	95.3%
Mark J. Chernis	524,315	95.3%
Matthew J. Norden	290,280	95.3%
James Kenigsberg	278,936	95.3%
John B. Ellis	116,223	96.6%
Long-term incentive compensation
We use long-term incentive compensation in the form of equity awards to align the interests of our employees, including our NEOs, with the interests of our stockholders. We believe that if our employees own shares of our common stock in amounts that are significant to them, they will have a strong incentive to act to maximize long-term stockholder value. Prior to 2020, we relied on options to purchase shares of our common stock and RSUs as the principal vehicles for delivering long-term incentive compensation opportunities to our NEOs. Starting in 2020, the Compensation Committee replaced options with PRSUs partly in response to shareholder feedback that a larger portion of our equity awards be tied to performance metrics. We believe that PRSUs provide an appropriate long-term incentive for recipients and align the interests of recipients and stockholders. RSUs, while also providing an appropriate long-term incentive to recipients, effectively manage dilution to existing investors and provide greater transparency and predictability to NEOs. In determining the size of the equity awards granted to our NEOs, the Compensation Committee considers the factors set forth in the section entitled “Process for Setting Compensation—Role of Compensation Committee”. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value. The Compensation Committee also applies its subjective judgment to determine the appropriate size of each NEO’s equity award.
The size of the annual equity award granted to each NEO is based on a target dollar value. The number of PRSUs and RSUs granted to each NEO is calculated by dividing the appropriate portion of the total dollar value consisting of PRSUs or RSUs, as applicable, by the 30 day average closing stock price of our common stock on the grant date.

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2021 equity awards
In 2021, our NEOs' annual equity awards were comprised of 50% PRSUs and 50% RSUs.

50%
RSUs
market
PRSUs
50%
PRSUs(1)
financial
PRSUs

(1)Mr. Ellis' PRSU awards are comprised of only financial-PRSUs.
The RSUs vest in equal quarterly installments over a three year period. The market-PRSUs are eligible to vest, if at all, based on the Company’s relative TSR as compared to the TSR of the companies that comprise the Russell 3000 Index, as measured over one three-year performance period commencing on January 1, 2021. At the end of the performance period, the number of market-PRSUs that vest will be determined based on the Company’s relative TSR, applying a multiplier based on a framework set by the Compensation Committee. The table below sets forth the award multiplier framework applicable to the market-PRSUs granted in March 2021, with performance between any of the following levels interpolated on a straight-line basis:

2U TSR Compared to Index	Award Multiplier
< 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile	150%
100th percentile	200%
For all NEOs other than Mr. Ellis, the financial-PRSUs are eligible to vest, if at all, at the end of all three performance periods based on the Company's achievement of revenue and adjusted net income targets as measured over three one-year performance periods. For Mr. Ellis, the financial-PRSUs are eligible to vest, if at all, at the end of each one-year performance period. The Compensation Committee selected these performance measures for the financial-PRSUs because the Compensation Committee believed these performance measures align with the Company’s focus on balancing revenue growth and profitability. At the end of each performance period, the number of financial-PRSUs that are earned will be determined based on the Company's performance against the revenue and adjusted net income targets, applying a multiplier based on a framework set by the Compensation Committee prior to the start of the applicable performance period. The table below sets forth the award multiplier framework applicable to the first performance period of the financial-PRSUs granted in March 2021, with performance between any of the following levels interpolated on a straight-line basis:

Adjusted Net Income(1)(2) (% of Target)	% of Revenue Target(1) (% of Target)	Award Multiplier
< 75%	< 95%	0%
75%	95%	50%
100%	100%	100%
125%	105%	150%
≥ 150%	≥ 110%	200%
(1)In March 2022, the Compensation Committee determined that the same award multipliers would apply to the second performance period of these financial-PRSUs. The Compensation Committee will set the award multipliers applicable to the third performance period of these financial-PRSUs in the first quarter of the third performance period.
(2)Adjusted net income, a non-GAAP measure, is defined as net income or net loss, as applicable, before income tax benefit on amortization of acquired assets, amortization expense on acquired intangible assets, transaction expense, integration expense, restructuring-related expense, shareholder activism expense, certain litigation-related expense, consisting of fees for certain non-ordinary course litigation and other proceedings, losses on debt extinguishment, stock-based compensation expense and other income (expense), net. Under the terms of the award the financial impact of any mergers and acquisition activity or other extraordinary or non-recurring transactions may be excluded in the Compensation Committee's discretion.

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EXECUTIVE COMPENSATION
In determining the amount of each NEO's equity award, the Compensation Committee took into consideration the market data analysis provided by the independent compensation consultant, individual performance and contribution to the Company, level of experience and responsibilities, criticality and uniqueness of roles and the recommendations of our Chief Executive Officer (except with respect to his own equity award) and the recommendation of our Chief Financial Officer with respect to Mr. Ellis' award. The total value of the long-term equity award approved by the Compensation Committee in 2021 was $10 million for Mr. Paucek, $4.8 million for Mr. Lalljie, $4.8 million for Mr. Chernis, $2.0 million for Mr. Norden, $1.8 million for Mr. Kenigsberg and $350,000 for Mr. Ellis. The equity awards granted to the NEOs in 2021 were as follows:

Named Executive Officer	RSUs Granted (number of shares) (#)	RSUs Granted (grant date fair value) ($)	PRSUs Granted (number of shares)(1) (#)	PRSUs Granted (grant date fair value)(1) ($)
Christopher J. Paucek	109,673	4,462,594	191,676	11,389,155
Paul S. Lalljie	52,643	2,142,044	94,375	5,611,736
Mark J. Chernis	52,643	2,142,044	94,375	5,611,736
Matthew J. Norden	21,934	892,494	43,306	2,581,758
James Kenigsberg	19,741	803,261	47,581	2,849,718
John B. Ellis	3,838	156,168	4,254	233,935
(1)For 2021, amounts shown in this column include (i) financial-PRSUs granted in 2021 for which the award multipliers were set by the Compensation Committee in 2021, (ii) market-PRSUs granted in 2021 and (iii) the second tranche of market-PRSUs granted in 2020 for which the Compensation Committee set the award multipliers in 2021. For the financial-PRSUs granted in 2021, the amounts shown represent one-third of the total number of financial-PRSUs awarded to each NEO in 2021. The total number of PRSUs awarded in 2021 to each NEO (including tranches for which award multipliers have not yet been set by the Compensation Committee) was 109,672 for Mr. Paucek, 52,642 for Mr. Lalljie, 52,642 for Mr. Chernis, 21,934 for Mr. Norden, 19,740 for Mr. Kenigsberg and 3,838 for Mr. Ellis.
In March 2022, the Compensation Committee determined that for the first performance period of the financial-PRSUs granted in 2021, the Company achieved the revenue measure at 99.2% of target resulting in an award multiplier of 92.2% for the revenue measure and the Company achieved the adjusted net income measure at 116.6% of target resulting in an award multiplier of 133.3% for the adjusted net income measure. These performance levels resulted in 112.7% of the total PRSUs eligible to be earned for the first performance period being earned.
2020 PRSU grant and achievement
In February 2020, the Compensation Committee granted market-PRSUs to our NEOs, which comprised 75% of each NEO's annual equity award value for NEOs other than Mr. Ellis and 50% of the annual equity award value for Mr. Ellis. These PRSUs were eligible to vest, if at all, based on the Company's relative TSR as compared to the TSR of the companies that comprise the Russell 3000 Index, as measured over three one-year performance periods commencing on January 1, 2020, 2021 and 2022, respectively. At the end of a performance period, the number of market-PRSUs that vest is determined based on the Company's relative TSR as set forth in the table below, with performance between any of the following levels interpolated on a straight-line basis:

2U TSR Compared to Index(1)	Award Multiplier
< 25th percentile	0%
25th percentile	50%
50th percentile	100%
> 75th percentile	200%
In January 2022, the Compensation Committee determined that for the second performance period of these PRSUs, the Company’s TSR was in the 8th percentile as compared to the TSR of the companies that comprise the Russell 3000 Index, and accordingly, 0% of the PRSUs eligible to be earned for the second performance period vested.

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2019 PRSU grant and achievement
In October 2019, the Compensation Committee granted market-PRSUs to certain employees, including our NEOs (other than our CEO) that were designed to drive leadership stability and encourage executive continuity. These market-PRSUs are eligible to vest, if at all, based on the Company’s relative TSR as compared to the TSR of the companies that comprise the Russell 3000 Index, as measured over one, two and three year performance periods, each commencing on October 1, 2019. At the end of a performance period, the number of market-PRSUs that vest is determined based on the Company’s relative TSR as set forth in the table below (which applies to all three performance periods), with performance between any of the following levels interpolated on a straight-line basis:

2U TSR Compared to Index	Award Multiplier
< 25th percentile	0%
25th percentile	50%
50th percentile	100%
> 75th percentile	200%
In October 2021, the Compensation Committee determined that for the second performance period, the Company’s TSR was in the 80th percentile as compared to the TSR of the companies that comprise the Russell 3000 Index, and accordingly, 200% of the PRSUs eligible to be earned for the second performance period vested.
One-time bonuses
On occasion, the Company awards one-time cash bonuses to recognize extraordinary efforts. In fiscal 2021, in recognition of Mr. Ellis' efforts in connection with the Company's acquisition of assets from edX, the Company awarded him a one-time bonus of $35,040.
Process for setting compensation.
Role of compensation committee
The Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our NEOs, including our Chief Executive Officer, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the Company, including accomplishment of our long-term business and financial goals. The Compensation Committee reviews the compensation of our executive officers, including our NEOs, on an annual basis, or more frequently in certain situations, to ensure the executives are properly incentivized, and makes adjustments as necessary. In determining base salaries, bonus targets and equity incentive awards for our NEOs, our Compensation Committee considers the following factors:
•our performance in the previous year, based on financial and non-financial metrics;
•the NEO’s historical compensation levels;
•the NEO’s role, responsibilities and skills;
•the proposed compensation packages for other NEOs (internal pay equity);
•compensation trends and the market compensation for comparable positions;
•individual performance as compared to our expectations and objectives;
•our desire to drive short- and long-term results that are in the best interests of our stockholders; and
•our outlook and operating plan for the upcoming year.
As part of this review, the Compensation Committee is provided with relevant information, such as the competitive market data described further below, to use as a reference when setting each individual compensation element and target total direct compensation levels.
Role of management
In carrying out its responsibilities, our Compensation Committee works with members of our management, including our Chief Executive Officer, Chief Financial Officer, Chief People Officer, Chief Legal Officer, and other human resources, finance, and legal professionals. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters. Our Chief Executive Officer, Chief Financial Officer, Chief People Officer, Chief Legal Officer and other members of our human resources, finance and legal departments may attend meetings of the Compensation Committee to present information and answer questions. Our Chief Executive Officer may also make recommendations to the Compensation Committee regarding compensation for our NEOs, other than for himself, because of his daily involvement with our NEOs. Our Compensation Committee solicits and reviews our Chief Executive Officer’s recommendations as one of several factors in making

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EXECUTIVE COMPENSATION
compensation decisions, along with recommendations and market data obtained from our compensation consultant, and the Compensation Committee’s own independent judgment. No NEO participates directly in the final deliberations or determinations regarding their own compensation package.
Role of compensation consultant
The Compensation Committee is authorized to retain the services of executive compensation advisors, as it sees fit, in connection with oversight of our executive compensation program. With respect to the Compensation Committee's independent compensation consultant, the Compensation Committee conducts an annual assessment of the consultant’s performance and re-appoints the consultant each year. In mid-2020, the Compensation Committee appointed Willis Towers Watson to advise on our executive compensation programs and practices and our executive compensation decisions for 2021. During mid-2020 and early 2021, Willis Towers Watson provided the following services as requested by the Compensation Committee:
•evaluated the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals relative to market norms;
•reviewed and assessed our peer group of companies to understand competitive market compensation practices;
•provided and analyzed compensation market data;
•reviewed and assessed our current NEO compensation practices and equity profile relative to our peers;
•provided information regarding executive retention strategies; and
•reviewed and assessed whether our non-employee director compensation policy is appropriate for a publicly traded company, including providing compensation market data.
The Compensation Committee assessed each of the independence factors established by the SEC and Nasdaq and concluded that the engagement of Willis Towers Watson did not raise any conflict of interest with the Company or any of its directors or executive officers. Willis Towers Watson attended each Compensation Committee meeting and certain preparatory meetings with management, as requested by the Compensation Committee or management.
During 2021, in addition to executive compensation consulting services, Willis Towers Watson also provided brokerage and advisory services related to our benefit plans and valuation services related to our equity plans. The aggregate fees Willis Towers Watson received related to these other services were approximately $558,111 as compared to the fees for the executive compensation consulting services which were approximately $358,711. Of the $558,111 Willis Towers Watson received for these other services, $519,842 was earned as commissions from our benefit plan providers. The Compensation Committee was aware of these other services, but did not specifically approve such services as they were approved by management in the ordinary course of business. Willis Towers Watson committed to follow safeguards to ensure that the Compensation Committee's executive compensation consultants continued to fulfill their role in providing objective, unbiased advice, for example, by precluding the individuals that are involved in providing executive compensation services to the Company from being involved in providing other services to the Company or from serving in broader relationship-management roles for the Company. Willis Towers Watson provided the Compensation Committee with an overview of these other services and information about the safeguards in place as part of the Compensation Committee's annual review of Willis Towers Watson's independence.
Compensation peer group
As part of its deliberations, the Compensation Committee considers competitive market data and related analysis on executive compensation levels and practices that is provided by its independent compensation consultant. In January 2021, our Compensation Committee reviewed comparative executive compensation data provided by the independent compensation consultant and identified our compensation peer group for 2021 compensation decisions based generally on the selection criteria described below.

Selection Criteria	Criteria Range
Revenue (last four quarters)	.5x – 1.5x the Company’s last four quarters of revenue as of December 2020
Market Capitalization	.5x – 10x the Company’s 30-day average market cap as of December 2020
Revenue Growth	High
In general, the Compensation Committee believes that revenue is a more important factor in evaluating size of potential peer companies than market capitalization since market capitalization can fluctuate due to factors unrelated to a company’s underlying performance. In addition to the selection criteria noted above, the Compensation Committee sought to include U.S. headquartered companies that operate in the cloud-based SaaS or adjacent Internet software and services market or in the education industry. Potential peer group companies were evaluated based on the most recent data available as of December 2020. With the assistance of the independent compensation consultant, the Compensation Committee ultimately identified our peer group for 2021 compensation decisions, consisting of the following 20 companies.

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EXECUTIVE COMPENSATION

Adtalem Global Education	Cornerstone OnDemand	LivePerson	Ring Central
Alarm.com	Coupa Software	New Relic	Slack Technologies
Blackbaud	Grand Canyon Education	Paylocity Holdings	Stride
Chegg	Guidewire Software	Palantir Technologies	Workiva
Cloudera	Hubspot	Real Page	Zendesk

New peer in 2021.
This compensation peer group differed from our compensation peer group approved by the Compensation Committee for 2020 compensation decisions due to certain companies being removed because they were acquired or no longer deemed comparable in terms of market capitalization or revenue and other companies being added because they fell within the parameters identified by the Compensation Committee for our peer group as described above.
In performing the executive compensation assessment for 2021, the independent compensation consultant used market data that reflected 50/50 blend of (1) compensation data from the peer group above and (2) survey data from the Radford Global Technology Survey of software companies with $500 million to $1.5 billion in annual revenues for our CEO and CFO roles and only survey data for our other NEO roles. Collectively, we refer to the peer group data and the Radford data as the “market data.”
We believe that peer group and other market comparisons are useful guidelines to measure the competitiveness of our compensation practices. The Compensation Committee has not adopted any formal benchmarking guidelines and generally uses the market data solely as a reference point during the course of its deliberations regarding compensation decisions. The Compensation Committee maintains discretion to set levels of executive compensation above or below peer levels based upon distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, an executive’s level of experience and responsibilities, and comparability of roles within other peer companies.
Consideration of annual “say-on-pay” voting results

Our stockholders have the opportunity to cast an annual advisory vote on our executive compensation programs (“say-on-pay vote”). Our 2021 proxy statement described our executive compensation programs for fiscal year 2020 as well as certain elements of our executive compensation program for fiscal year 2021. Although the vote is non-binding, the Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices.

Approximately 95% of voted shares approved our NEO compensation as disclosed in last year's proxy statement.

Fiscal 2022 Executive Compensation Changes

While our stockholders did not express any major concerns with our executive compensation program, our Compensation Committee made certain changes to our executive compensation program for 2022 to more closely align with the Company's business and organizational goals for 2022.
Changes to NEO Long-Term Incentive Compensation Plan	No Increases to NEO Compensation

•The Compensation Committee made revisions to long-term executive incentive plan for fiscal 2022 to align 100% payout to achievement of relative TSR at the 55th percentile (rather than the 50th percentile).
•The Compensation Committee increased the weighting of the diversity component in the bonus plan for 2022.
•The Compensation Committee made no increases to NEO base salaries, bonus targets or equity grant values for 2022.
We believe that these changes are responsive to stockholder feedback expressing interest in seeing the Company require over 50th percentile performance in order to receive 100% payout of market-PRSUs. We determined not to make any changes to the base salaries, bonus targets or equity grant values in 2022 because we believe that the performance-based structure of our compensation program will work as intended and that if the Company continues to perform well against goals set by the Compensation Committee for the variable components of our compensation program the total compensation received by our NEOs will increase.

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Other compensation policies.
Compensation recovery policy
Our Board of Directors has adopted a compensation recovery (“clawback”) policy providing that, in the event of a restatement of financial results due to the material non-compliance by the Company with any financial reporting requirement under the federal securities laws, the Company may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy covers any bonus, incentive payment or other cash compensation or equity-based award granted, earned, vested and/or received by an executive officer on or after the effective date of the policy and during the three year period preceding the date on which we are required to prepare the accounting restatement.
Executive stock ownership guidelines
In April 2020, we adopted stock ownership guidelines that apply to our NEOs other than Mr. Ellis. Within five years from becoming subject to the guidelines such NEOs are required to own shares of our common stock with a value at least equal to the following:

Chief Executive Officer	3x annual base salary
Chief Financial Officer	2x annual base salary
Other Covered Executives	1x annual base salary
Shares counted towards meeting the ownership guidelines include (i) shares owned directly or indirectly, (ii) shares held by a qualifying trust, (iii) shares held by a 401(k) plan or other qualified pension or profit-sharing plan for the benefit of the executive and (iv) shares underlying vested restricted stock units where settlement of such shares has been deferred. Each executive remains subject to the stock ownership guidelines as long as they remain in their role. Exceptions to the guidelines may be made in the case of extraordinary circumstances, such as personal hardship, in the Nominating and Corporate Governance Committee’s sole discretion.
Employment arrangements
Please see “Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements” for information regarding the severance provisions for our NEOs.

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Anti-hedging and anti-pledging policies
Our insider trading policy provides that no one subject to the policy, which includes all Company officers, directors and employees, as well as consultants and contractors who may have access to inside information (each, an “Insider”) may engage in the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Our insider trading policy further provides that no Insider may engage in hedging or monetization transactions involving our securities, pledge our securities as collateral for a loan, or hold our securities in a margin account.
Risk assessment
The Compensation Committee has reviewed the Company’s compensation programs for employees, including NEOs, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee considered the following factors:
•The Company’s compensation programs are well-designed to encourage behaviors aligned with the long-term interests of stockholders;
•The Company’s compensation programs include design features that reduce the likelihood of excessive risk taking, such as reasonable performance targets, capped incentive compensation payouts, a balance of cash and stock-based incentives;
•The Company maintains policies to mitigate compensation risk, including stock ownership guidelines and a claw-back policy; and
•The Compensation Committee exercises an appropriate level of independent oversight of compensation decisions and related risk.
Policy regarding 10b5-1 plans for directors and executive officers
We typically encourage our executive officers and members of our Board to adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own, and our Insider Trading Policy expressly provides that such individuals may not trade in our equity securities during “blackout” periods.
Compensation committee report*
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board, and the Board approved that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
JOHN M. LARSON (CHAIR)
ALEXIS MAYBANK
CORETHA M. RUSHING
*The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Compensation Committee Report by reference therein.
Compensation committee interlocks and insider participation.
No director who served on the Compensation Committee during 2021 is a former or current officer or employee of the Company or any of its subsidiaries. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or Compensation Committee.

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EXECUTIVE COMPENSATION
Executive compensation tables
2021 summary compensation table.
The following table sets forth summary information regarding compensation earned during the years ended December 31, 2021, 2020 and 2019 by our NEOs. The following table includes all compensation earned by our NEOs for the respective periods, regardless of whether such amounts were actually paid during that period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher J. Paucek Chief Executive Officer	2021	726,462	—	15,851,749		—	822,221	6,162	17,406,594
	2020	649,973	—	4,986,675		—	792,000	5,700	6,434,348
	2019	557,042	—	3,299,879		2,749,987	—	5,600	6,612,508
Paul S. Lalljie(6) Chief Financial Officer	2021	540,846	—	7,753,780		—	524,315	8,304	8,827,245
	2020	534,808	—	2,493,317		—	618,000	5,700	3,651,825
	2019	89,735	250,000	4,999,986	(5)	—	—	—	5,339,721
Mark J. Chernis Chief Operating Officer	2021	540,846	—	7,753,780		—	524,315	6,719	8,825,660
	2020	534,808	—	2,493,317		—	618,000	5,700	3,651,825
	2019	444,604	—	3,223,477	(5)	1,449,994	—	5,600	5,123,675
Matthew J. Norden Chief Legal Officer	2021	425,846	—	3,474,252		—	290,280	19,642	4,210,020
	2020	412,084	—	1,206,449	(5)	—	288,000	5,588	1,912,121
	2019	327,877	—	1,094,946		374,985	—	74,804	1,872,612
James Kenigsberg Former Chief Technology Officer	2021	415,908	—	3,652,979		—	278,936	3,590	4,351,413
	2020	425,769	—	1,620,320	(5)	—	344,400	2,715	2,393,204
	2019	403,335	—	1,902,031		874,965	—	5,600	3,185,931
John B. Ellis(7) Chief Accounting Officer	2021	299,683	35,040	390,103		—	116,223	10,163	851,212
	2020	—	—	—		—	—	—	—
	2019	—	—	—		—	—	—	—
(1)These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures. In accordance with ASC Topic 718, PRSUs are considered granted when the performance metrics are set. Therefore, the amounts in this column include (i) 100% market-PRSUs granted in 2021, which are based on performance over one three-year period, (ii) one third of the financial-PRSUs granted in 2021, which are based on performance over three one-year periods, with performance metrics set annually and (iii) one third of the market-PRSUs granted in 2020, which were based on performance over three one-year periods, with performance metrics set annually. The grant date fair value of each market-PRSU is based on the probable outcome of the market-based performance conditions on the grant date and was determined using a Monte Carlo model that utilizes stock volatility, dividend yield and the Company’s TSR relative to the TSR of the companies in the Russell 3000 Index. For more information on the assumptions we used to calculate the grant date fair values for market-PRSUs, see Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 1, 2022. The grant date fair value of each RSU and financial-PRSU is based on the closing price of our stock on the date of grant.
The maximum potential values of the PRSUs, based on the closing price per share of our common stock on the grant date were:

	October 2019 PRSUs ($)	PRSUs Granted in Respect of 2019 Bonus Plan ($)	January 2020 PRSUs ($)	January 2021 PRSUs ($)	March 2021 market-PRSUs ($)	March 2021 financial-PRSUs ($)
Christopher J. Paucek	—	621,488	4,649,962	9,487,331	4,462,554	1,487,464
Paul S. Lalljie	1,999,995	—	2,324,962	4,743,666	2,142,003	713,947
Mark J. Chernis	2,899,971	365,577	2,324,962	4,743,666	2,142,003	713,947
Matthew J. Norden	749,976	276,943	1,124,986	2,295,294	892,494	297,444
James Kenigsberg	1,499,985	313,088	1,651,476	2,754,368	803,221	267,740
John B. Ellis	289,981	198,980	116,640	238,060	N/A	104,085
(2)Amounts shown represent the grant date fair value for stock options granted to the NEOs, calculated in accordance with ASC Topic 718. The grant date fair value of each stock option is estimated based on the fair market value on the grant date using the Black-Scholes option pricing

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model. For more information on the assumptions used in calculating the grant date fair value of the options, see Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 1, 2022.
(3)Amounts shown represent the cash amounts paid under our bonus plans. See the section entitled “Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Performance-Based Annual Bonuses” for additional information regarding payments under the 2021 Bonus Plan.
(4)Amounts shown represent 401(k) matching contributions paid by us. For Mr. Norden, amounts shown for 2021 include $10,274 related to use of a financial and tax planning benefit.
(5)Amounts shown for 2019 for Mr. Lalljie, Mr. Chernis, Mr. Kenigsberg, and Mr. Norden include the one-time grant of PRSUs made in October 2019, as further described in the section entitled “Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Long-Term Incentive Compensation—2019 PRSU Grant and Achievement” and PRSUs granted in lieu of the opportunity to earn 2019 cash bonuses, which were subject to financial performance conditions.
(6)Mr. Lalljie commenced employment on October 14, 2019. The amount shown in the 2019 “Bonus” column for Mr. Lalljie represents a one-time signing bonus paid to Mr. Lalljie in connection with his commencement of employment.
(7)Mr. Ellis was not an NEO in 2019 or 2020. The amount shown in the 2021 "Bonus" column for Mr. Ellis represents a one-time bonus related to completion of the Company's acquisition of assets from edX Inc.

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EXECUTIVE COMPENSATION
2021 grants of plan-based awards.
The following table sets forth certain information with respect to all plan-based awards granted to our NEOs during the 2021 fiscal year. All awards were issued under our 2014 Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Paucek	Bonus	N/A	439,875	862,500	1,203,188	—	—	—	—	—
	mPRSUs	01/01/2021	—	—	—	59,281	118,562	237,124	—	7,248,881
	mPRSUs	03/02/2021	—	—	—	27,418	54,836	109,672	—	3,396,542
	fPRSUs	03/02/2021	—	—	—	9,139	18,278	36,556	—	743,732
	RSUs	03/02/2021	—	—	—	—	—	—	109,673	4,462,594
Paul S. Lalljie	Bonus	N/A	280,500	550,000	767,250	—	—	—	—	—
	mPRSUs	01/01/2021	—	—	—	29,640	59,281	118,562	—	3,624,440
	mPRSUs	03/02/2021	—	—	—	13,160	26,321	52,642	—	1,630,323
	fPRSUs	03/02/2021	—	—	—	4,386	8,773	17,546	—	356,973
	RSUs	03/02/2021	—	—	—	—	—	—	52,643	2,142,044
Mark J. Chernis	Bonus	N/A	280,500	550,000	767,250	—	—	—	—	—
	mPRSUs	01/01/2021	—	—	—	29,640	59,281	118,562	—	3,624,440
	mPRSUs	03/02/2021	—	—	—	13,160	26,321	52,642	—	1,630,323
	fPRSUs	03/02/2021	—	—	—	4,386	8,773	17,546	—	356,973
	RSUs	03/02/2021	—	—	—	—	—	—	52,643	2,142,044
Matthew J. Norden	Bonus	N/A	155,295	304,500	424,778	—	—	—	—	—
	mPRSUs	01/01/2021	—	—	—	14,342	28,684	57,368	—	1,753,740
	mPRSUs	03/02/2021	—	—	—	5,483	10,967	21,934	—	679,296
	fPRSUs	03/02/2021	—	—	—	1,827	3,655	7,310	—	148,722
	RSUs	03/02/2021	—	—	—	—	—	—	21,934	892,494
James Kenigsberg	Bonus	N/A	149,226	292,600	408,177	—	—	—	—	—
	mPRSUs	01/01/2021	—	—	—	17,210	34,421	68,842	—	2,104,500
	mPRSUs	03/02/2021	—	—	—	4,935	9,870	19,740	—	611,348
	fPRSUs	03/02/2021	—	—	—	1,645	3,290	6,580	—	133,870
	RSUs	03/02/2021	—	—	—	—	—	—	19,741	803,261
John B. Ellis	Bonus	N/A	61,372	120,338	167,872	—	—	—	—	—
	mPRSUs	01/01/2021	—	—	—	1,487	2,975	5,950	—	181,892
	fPRSUs	03/02/2021	—	—	—	639	1,279	2,558	—	52,043
	RSUs	03/02/2021	—	—	—	—	—	—	3,838	156,168
(1)Amounts shown represent the threshold, target and maximum amounts that could be paid under our 2021 Bonus Plan, as discussed in the section entitled “Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Performance-Based Annual Bonus.” Actual cash incentive awards earned in fiscal year 2021 by the NEO under our 2021 Bonus Plan are shown in the column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.
(2)Represents PRSUs granted to the NEOs during 2021. Amounts shown represent the number of shares of common stock eligible to vest at threshold, target and maximum levels of performance. In January 2022, the Compensation Committee determined that the achievement percentage applicable for the second performance period of the market-PRSUs granted in January 2020 was 0% and in March 2022, the Compensation Committee determined that the achievement percentage applicable for the first performance period of the financial-PRSUs granted in February 2021 was 112.7%.
(3)Represents time-based RSUs granted to the NEOs during 2021, which vest in equal quarterly installments over three years, subject to the NEO's continued employment through each applicable vesting date.
(4)Amounts shown represent the grant date fair value for PRSU and RSUs, as applicable, calculated in accordance with ASC Topic 718. The fair value of each RSU is based on the closing price of our common stock on the grant date. The fair value of each market-PRSU is based on the probable outcome of the market-based performance conditions on the grant date and was determined using a Monte Carlo model that utilizes stock volatility, dividend yield and the Company’s TSR relative to the TSR of the companies in the Russell 3000 Index. For more information on the assumptions we used to calculate the grant date fair values for PRSUs containing market-based vesting conditions, see Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 1, 2022.

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Outstanding equity awards at 2021 fiscal year end.
The following table provides information about outstanding stock options and stock awards held by each of our NEOs as of December 31, 2021. These stock options were granted under our 2008 Plan and our 2014 Plan and these stock awards were granted under our 2014 Plan.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)(1)		Market Value of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(2)
Name	Grant Date	Exercisable	Unexercisable(1)
Christopher J. Paucek	05/08/2013	130,618	—		5.75	05/08/2023
	11/26/2013	175,000	—		8.45	10/04/2023
	12/19/2013	175,000	—		8.45	10/04/2023
	03/06/2014	157,350	—		11.00	03/06/2024
	04/01/2015	80,515	—		25.52	04/01/2025
	04/01/2016	90,862	—		22.67	04/01/2026
	04/01/2017	62,685	—		39.66	04/01/2027
	04/01/2018	64,532	5,867		84.03	04/01/2028	8,182		164,213
	04/01/2018	100,237	91,125	(4)	84.03	04/01/2028	17,852	(5)	358,290
	04/01/2019	55,354	27,677		72.02	04/01/2029	19,092		383,176
	01/29/2020						79,041	(6)	1,586,353
	01/01/2021									237,124	4,759,079
	03/02/2021						82,255	(7)	1,650,858	36,557	733,699
Paul S. Lalljie	10/14/2019						78,478	(8)	1,575,053	39,238	787,507
	01/29/2020						39,520	(6)	793,166
	01/01/2021									118,562	2,379,539
	03/02/2021						39,482	(7)	792,404	17,547	352,168
Mark J. Chernis	01/17/2013	25,000	—		5.75	01/17/2023
	04/11/2014	7,389	—		12.94	04/01/2024
	04/01/2015	4,048	—		25.52	04/01/2025
	04/05/2016	4,957	—		23.07	04/05/2026
	04/04/2017	2,899	—		39.69	04/04/2027
	05/22/2018	31,098	2,827		91.64	05/22/2028	3,956		79,397
	05/22/2018	4,825	439		91.64	05/22/2028	614		12,323
	04/01/2019	29,187	14,593		72.02	04/01/2029	10,067		202,045
	10/01/2019									59,450	1,193,162
	01/29/2020						39,520	(6)	793,166
	01/01/2021									118,562	2,379,539
	03/02/2021						39,482	(7)	792,404	17,547	352,168

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EXECUTIVE COMPENSATION

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)(1)		Market Value of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(2)
Name	Grant Date	Exercisable	Unexercisable(1)
Matthew J. Norden	11/26/2013	2,084	—	8.45	10/01/2023
	03/06/2014	2,743	—	11.00	03/06/2024
	01/02/2015	914	—	19.48	01/02/2025
	04/01/2015	1,752	—	25.52	04/01/2025
	04/01/2016	4,985	—	22.67	04/01/2026
	04/01/2017	9,523	—	39.66	04/01/2027
	10/01/2017	1,442	—	56.04	10/01/2027
	04/01/2018	8,799	800	84.03	04/01/2028	1,116		22,398
	04/01/2019	7,548	3,774	72.02	04/01/2029	2,604		52,262
	10/01/2019								15,374	308,556
	01/29/2020					19,123	(6)	383,799
	01/01/2021								57,368	1,151,376
	03/02/2021					16,450	(7)	330,152	7,311	146,732
James Kenigsberg	02/13/2012	50,000	—	3.08	02/13/2022
	02/28/2012	5,124	—	3.08	02/28/2022
	02/25/2013	14,589	—	5.75	02/25/2023
	03/06/2014	13,421	—	11.00	03/06/2024
	04/01/2015	13,503	—	25.52	04/01/2025
	04/01/2016	34,073	—	22.67	04/01/2026
	04/01/2016	11,666	—	22.67	04/01/2026
	04/01/2017	31,342	—	39.66	04/01/2027
	04/01/2018	17,599	1,600	84.03	04/01/2028	2,232		44,796
	04/01/2019	17,612	8,806	72.02	04/01/2029	6,075		121,925
	10/01/2019								30,750	617,153
	01/29/2020					22,948	(6)	460,566	5,124	102,839
	01/01/2021								68,842	1,381,659
	03/02/2021					14,806	(7)	297,156	6,580	132,061
John B. Ellis	05/07/2018	3,491	317	88.31	05/07/2028	445		8,931
	04/01/2019	3,522	1,761	72.02	04/01/2029	1,909		38,314
	10/01/2019								5,944	119,296
	01/29/2020					5,950		119,417	1,230	24,686
	01/01/2021								5,950	119,417
	03/02/2021					2,878	(7)	57,761
(1)Except as otherwise noted, (i) all stock options shown vest 25% on the first anniversary of their grant date, and the remaining 75% vest thereafter in 36 equal monthly installments, (ii) the expiration date of all stock options shown is 10 years after the grant date, (iii) each RSU vests as to 25% on the first, second, third and fourth anniversaries of its grant date and (iv) the vesting of each equity award is subject to the NEO's continued employment through each applicable vesting date.
(2)Amounts shown are determined by multiplying the number of units that have not vested by $20.07 (the closing price of our common stock on the last trading day of fiscal year 2021).
(3)Represents PRSUs granted pursuant to our 2014 Plan. The market-PRSUs granted in October 2019 are reported assuming the achievement of the maximum performance level for the remaining TSR performance period. The shares underlying these PRSUs are eligible to vest based on the Company’s relative TSR as compared to the TSR of the companies that comprise the Russell 3000 Index, as measured over one, two and three year performance periods each commencing on October 1, 2019. See the section entitled “Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Long-Term Incentive Compensation—2019 PRSU Grant and Achievement” for additional information about these awards. The market-PRSUs granted in January 2021 are reported assuming the achievement of the maximum performance level. The shares underlying these PRSUs are eligible to vest based on the Company’s relative TSR as compared to the TSR of the companies that comprise the Russell 3000 Index, as measured over a one-year performance period commencing on January 1, 2021. In January 2022, the Compensation Committee determined that the achievement percentage for these market-PRSUs was 0%. See the section entitled “Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Long-Term Incentive Compensation—2020 PRSU

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Grant and Achievement” for additional information about these awards. The market-PRSUs granted in March 2021 are reported assuming the achievement of the threshold performance level. The shares underlying these PRSUs are eligible to vest based on the Company’s relative TSR as compared to the TSR of the companies that comprise the Russell 3000 Index, as measured over one three-year performance period commencing on January 1, 2021. The financial-PRSUs granted in March 2021 are reported assuming the achievement of the threshold performance level. The shares underlying these PRSUs are eligible to vest at the end of all three performance periods based on the Company’s achievement of revenue and adjusted net income targets as measured over three one-year performance periods commencing on January 1, 2021, January 1, 2022 and January 1, 2023, respectively. In March 2022, the Compensation Committee determined that the achievement percentage for these financial-PRSUs was 112.7% See the section entitled “Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Long-Term Incentive Compensation—2021 Equity Awards” for additional information about these awards.
(4)The award vests in equal monthly installments over a seven-year period.
(5)The award vests in equal annual installments over a seven-year period.
(6)The award vest in equal annual installments over a three-year period.
(7) The award vests in equal quarterly installments over a three-year period.
(8)The award vests in equal annual installments on October 1, 2020, 2021 and 2022.

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EXECUTIVE COMPENSATION
2021 option exercises and stock vested.
The following table provides information about the exercise of stock options and vesting of stock awards for each of our NEOs during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(3)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)(3)
Christopher J. Paucek	—	—	333,815		13,083,658
Paul S. Lalljie	—	—	269,196		9,960,502
Mark J. Chernis	25,000	711,500	220,534		8,348,508
Matthew J. Norden	—	—	93,177		3,569,499
James Kenigsberg	10,000	460,900	130,174		4,929,846
John B. Ellis	—	—	19,734	(4)	740,214
(1)Amounts shown represent the value realized upon exercise of stock options calculated by multiplying (i) the difference between the closing price of our common stock on the date of exercise and the exercise price of the option award by (ii) the number of shares of common stock acquired upon exercise.
(2)Amounts shown represent the value realized upon vesting of the award calculated by multiplying (i) the number of shares of common stock that vested by (ii) the closing price of our common stock on the date of vesting.
(3)Not all of the shares acquired upon exercise of stock options or vesting of stock awards were sold by the NEOs. Therefore, NEOs may continue to be at risk for subsequent changes in the value of these shares.
(4)Includes 1,279 shares acquired on the vesting of financial-PRSUs granted in March 2021. In March 2022, the Compensation Committee determined that the achievement percentage applicable for these financial-PRSUs was 112.7%, which resulted in 1,441 shares vesting.
Pension benefits.
Our executive officers, including our NEOs, did not participate in, or otherwise receive any benefits under, any defined benefit pension plan sponsored by us during the year ended December 31, 2021.
Nonqualified deferred compensation.
Our executive officers, including our NEOs, did not earn any nonqualified deferred compensation benefits from us during the year ended December 31, 2021.
Potential payments upon termination of employment and in connection with change of control arrangements.
Severance pay and change in control plan
On February 14, 2020, the Compensation Committee adopted a Severance Pay and Change in Control Plan (as amended, the “Severance Plan”) applicable to each of our NEOs, other than Mr. Ellis. The Severance Plan was adopted to provide standardized severance benefits to current and future participants in the event of a participant’s termination without cause or resignation for good reason and supersedes any pre-existing severance benefits. Benefits under the Severance Plan are determined based on whether a participant is designated as a Tier I Participant, Tier II Participant or Tier III Participant. Mr. Paucek is designated as a Tier I Participant and each of Mr. Lalljie, Mr. Chernis, and Mr. Norden is a Tier II Participant. Mr. Kenigsberg was also Tier II Participant until his resignation.
Under the Severance Plan, in the event of termination of a NEO’s employment by the Company without “Cause” or, a resignation by the NEO for “Good Reason”, the NEO will receive, in addition to a prorated bonus for the year of termination (based on actual performance for the full-year):
•An amount equal to one times (or 1.5 times for Mr. Paucek) the sum of the NEO’s annual base salary plus target bonus; and
•Payment or reimbursement of the full monthly cost for continued coverage for the NEO and the NEO’s eligible dependents under the Company’s group health plans pursuant to COBRA for up to 12 months following termination (or 18 months for Mr. Paucek).

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If, however, a NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason during the three month period prior to a Change in Control or the 12 month period following a Change in Control, the NEO will receive, in lieu of the payments and benefits describe above, a prorated bonus for the year of termination (based on actual performance for the full year) and:
•An amount equal to 1.5 times (or 2 times for Mr. Paucek) the sum of the NEO’s annual base salary plus target annual bonus, generally payable in a lump sum; and
•An amount equal to the product of 1.02, multiplied by 12 (or 18 for Mr. Paucek), multiplied by the monthly premium for the cost of insuring the NEO and the NEO’s eligible dependents under the Company’s group health plans in which the NEO participated immediately prior to the date of such termination, generally payable in a lump sum.
For purposes of the Severance Plan as applied to the NEO:
“Cause” generally means the occurrence of any of the following events: (i) such participant’s indictment for, or conviction or plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude under the laws of the United States or any state thereof; (ii) such participant’s commission of, or participation in, a fraud or act of willful dishonesty against the Company, or any intentional and unlawful harassment or discrimination in the course of such participant’s employment with the Company; (iii) such participant’s intentional, material violation of any contract or agreement between such participant and the Company which (if curable) is not cured within fifteen (15) days of written notice by the Company to such participant; (iv) such participant’s intentional and unauthorized use or disclosure of confidential information, which results, or would reasonably be expected to result, in material harm to the Company or its affiliates; or (v) such participant’s gross misconduct in connection with the performance of his duties.
“Good Reason” generally means the occurrence of any of the following events without the participant’s express written consent: (i) the continual assignment of duties that are not commensurate in any material respect with such participant’s position, or a material diminution in such participant’s position, authority, reporting lines or responsibilities, including, without limitation, such participant ceasing to have the same status, offices, titles and seniority with the Company (or the Company’s successor in interest or its ultimate parent resulting from a change in control) or to be in charge of a principal business unit, division or function (such as sales, administration or finance) of the Company (or such successor or ultimate parent) in which such participant had been in charge immediately prior to such diminution; (ii) a material reduction in such participant’s annual base salary and/or annual target incentive opportunity; (iii) a relocation of such participant’s principal work location to a location that is thirty five (35) miles or more from Washington, DC and results in a material increase in such participant’s commute from his primary residence; or (iv) the Company’s material violation of any written contract or agreement between such participant and the Company, including the Severance Plan.
The payments pursuant to the Severance Plan are in addition to, and not in lieu of, any accrued but unpaid salary, bonuses and/or employee welfare and other benefits to which a NEO is entitled.
Any outstanding awards under any equity-based or other long-term performance incentive compensation plan or program of the Company will generally be subject to and treated in accordance with the terms and conditions of the applicable plan, program, and/or award agreement.
Severance Plan benefits are generally subject to the NEO’s timely execution, delivery, and non-revocation of a general release of claims and compliance with applicable restrictive covenants.
Severance Arrangement - Mr. Ellis
We have entered into a confidential information, invention assignment, work for hire, non‑compete and no solicit/no hire agreement with Mr. Ellis (the “Ellis Agreement”), which provides, among other things, that in the event of termination of Mr. Ellis' employment by the Company without “Cause” or, a resignation by Mr. Ellis for “Good Reason”, Mr. Ellis will receive severance equivalent to six months of his annual base salary at the time of termination, with the payment divided into equal installments paid out over the six months following his termination.
For purposes of the Ellis Agreement:
“Cause” means the occurrence of any of the following events: (1) the participant's commission of any felony or any crime involving fraud, dishonesty, or moral turpitude under the laws of the United States or any state thereof; (2) the participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (3) the participant’s intentional, material violation of any contract or agreement between participant and the Company or of any statutory duty owed to the Company; (4) the participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (5) the participant’s gross misconduct.
“Good Reason” mean the following: (1) the continual assignment, without the participant's consent, of duties that are not commensurate in any material respect with the participant’s position with the Company; or (2) a reduction by more than ten

2022 Proxy Statement	59

EXECUTIVE COMPENSATION
percent (10%) in the participant’s total annual non-discretionary compensation, unless the reduction is across the board for all other employees at the same level within the Company.
Any outstanding awards under any equity-based or other long-term performance incentive compensation plan or program of the Company will generally be subject to and treated in accordance with the terms and conditions of the applicable plan, program, and/or award agreement.
The benefits under the Ellis Agreement are generally subject to his timely execution, delivery, and non-revocation of a general release of claims and compliance with applicable restrictive covenants.
Change in control equity acceleration
The terms of option and time-based RSU award agreements under our 2014 Plan provide that options and time-based RSUs, respectively, granted to our NEOs will vest and become exercisable if their employment is terminated without cause or for good reason on or within 12 months after a change in control or if the awards are not assumed or substituted in the change in control on terms that preserve their intrinsic value. With respect to the market-PRSUs granted to our NEOs in October 2019, in the event of a change in control during the three-year performance period, a number of shares equal to (i) the prorated portion of the target PRSUs eligible to be earned during the applicable performance period multiplied by (ii) the applicable achievement percentage based on the Company’s TSR prior to the change in control using the Company’s stock price at such time, will be earned and will vest immediately. The remaining PRSUs will convert to time-based units that vest on the last day of the original performance period, subject to accelerated vesting upon termination without cause or for good reason on or within 12 months following the change in control or if the awards are not assumed or substituted in the change in control on terms that preserve their intrinsic value. With respect to the market-PRSUs granted to certain NEOs in January 2020 and March 2021, in the event of a change in control, if the achievement percentage is 100% or higher, a number of shares equal to (i) the total number of PRSUs eligible to be earned for any performance period with an end date following the change of control multiplied by (ii) the applicable achievement percentage based on the Company’s TSR prior to the change in control using the Company’s stock price at such time, will be earned and will vest immediately. However, if the achievement percentage is lower than 100%, a number of shares equal to (i) the prorated portion of the target number of PRSUs eligible to be earned during the applicable performance period multiplied by (ii) the applicable achievement percentage based on the Company’s TSR prior to the change in control using the Company’s stock price at such time, will be earned and will vest immediately. The remaining PRSUs will convert to time-based units that vest on the last day of the original performance period subject to accelerated vesting upon termination without cause or for good reason on or within 12 months following the change in control or if the awards are not assumed or substituted in the change in control on terms that preserve their intrinsic value. With respect to the financial-PRSUs granted to NEOs in March 2021, in the event of a change in control, a number of shares equal (i) the prorated portion of the target PRSUs eligible to be earned during the applicable performance period multiplied by (ii) the applicable achievement percentage (which shall be 100% for any shortened performance period). NEOs are also deemed to vest in any PRSUs that were earned for prior performance periods that have not yet vested. The remaining PRSUs will convert to time-based units that vest on the last day of the original performance period subject to accelerated vesting upon termination without cause or for good reason on or within 12 months following the change in control or if the awards are not assumed or substituted in the change in control on terms that preserve their intrinsic value.
The table below provides an estimate of the value of the compensation due to each of our NEOs in the events described below, assuming that the change in control or termination of employment was effective on December 31, 2021, under the conditions described above and assuming a per-share stock price of $20.07, the price of our common stock on that date. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination				Change in Control Followed by Involuntary Termination
Name	Cash ($)		Equity ($)	Total ($)	Cash ($)		Equity ($)(1)	Total ($)
Christopher J. Paucek	2,023,087	(2)	—	2,023,087	2,398,799	(4)	16,088,160	18,486,959
Paul S. Lalljie	1,123,725	(3)	—	1,123,725	1,399,199	(5)	5,800,672	7,199,871
Mark J. Chernis	1,123,537	(3)	—	1,123,537	1,399,008	(5)	5,132,894	6,531,902
Matthew J. Norden	763,225	(3)	—	763,225	981,199	(5)	2,008,446	2,989,645
James Kenigsberg (7)	—		—	—	—		—	—
John B. Ellis	150,423	(6)	—	150,423	150,423	(6)	436,402	586,825
(1)The value of accelerated vesting of stock options, RSUs and PRSUs is based on the market price of our common stock at December 31, 2021 of $20.07 per share less, in the case of options, the per share exercise prices of the stock options outstanding. The PRSUs granted in October 2019,

60

EXECUTIVE COMPENSATION
January 2020, and March 2021 are reported assuming an achievement percentage of 100%. The PRSUs granted in January 2021 are reported assuming an achievement percentage of 0%.
(2)Represents (i) 1.5x annual base salary, (ii) target annual bonus for 2021, and (iii) continued healthcare coverage pursuant to COBRA for 18 months.
(3)Represents (i) 1x annual base salary, (ii) target annual bonus for 2021, and (ii) continued healthcare coverage pursuant to COBRA for 12 months.
(4)Represents (i) 2x annual base salary, (ii) target annual bonus for 2021, and (iii) 1.02x the cost of continued healthcare coverage pursuant to COBRA for 18 months.
(5)Represents (i) 1.5x annual base salary, (ii) target annual bonus for 2021, and (iii) 1.02x the cost of continued healthcare coverage pursuant to COBRA for 12 months.
(6)Represents 6 months annual base salary.
(7)Pursuant to the Separation, Consulting and Release Agreement, dated as of November 10, 2021, between Mr. Kenigsberg and the Company, Mr. Kenigsberg will receive $710,615 in cash payable over a period of 12 months following his separation date.
Securities authorized for issuance under equity compensation plans.
The following table provides certain information as of December 31, 2021, with respect to our equity compensation plans (after giving effect to shares issued and/or vesting on such date):

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by security holders(3)	3,477,439	$36.13	7,981,407
Equity compensation plans not approved by security holders	—	—	—
Total	3,477,439		7,981,407
(1)In addition to options, warrants and rights, our 2014 Plan allows awards to be made in the form of shares of RSUs or other forms of equity-based compensation. As of December 31, 2021, 3,734,340 shares of the Company’s common stock were subject to outstanding RSUs and PRSUs (at the target level of performance for outstanding PRSUs) issued under our 2014 Plan. RSUs are not taken into account for purposes of determining the weighted average exercise price in the table above.
(2)This number reflects 7,465,698 shares available for future issuance under our 2014 Plan and 515,709 shares available for issuance under our 2017 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2021. No shares remain available for future issuance under our 2008 Plan. As of December 31, 2021, no shares were subject to outstanding purchase rights under the ESPP.
(3)Under the terms of our 2014 Plan, the number of shares of the Company’s common stock that may be issued under the 2014 Plan will automatically increase on January 1st of each year, for a period of ten years, from January 1, 2015 continuing through January 1, 2024, by 5% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares as may be determined by the Board.
CEO pay ratio disclosure
As required by Section 953(b) of Dodd Frank and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of Christopher J. Paucek, our Chief Executive Officer, during 2021. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year:
•The estimated median of the annual total compensation of all employees of the Company (excluding the CEO) was $51,451;
•The annual total compensation of our CEO, as reported in the Summary Compensation Table of this proxy statement was $17,406,594; and
•The ratio of the annual total compensation of our CEO to the median employee’s annual total compensation is 338:1. Note that we have a large number of temporary or seasonal employees that may teach a course or boot camp in one semester but are not permanent employees. Excluding these employees, the estimated median of the annual total compensation of all employees of the Company (excluding the CEO) was $70,832 and the ratio of the annual total compensation of our CEO to the median employee's annual total compensation is 246:1.

2022 Proxy Statement	61

EXECUTIVE COMPENSATION
For 2021, we used the same median employee identified in 2020 because there was not a change in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. To determine the median of the annual total compensation of all employees of the Company (other than the CEO) in 2020, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
•We selected December 31, 2020 as the date upon which we would identify our employee population and median employee.
•Using our tax and payroll records, we determined that, as of December 31, 2020, our employee population consisted of approximately 6,606 employees globally, including active full-time, part-time, seasonal and temporary employees.
•As permitted by SEC rules, we determined to exclude all of our employees located in Mexico and Australia, which constituted approximately 0.4% of our total employee population.
•We used taxable compensation, as determined in each applicable employing jurisdiction, during the 2020 fiscal year as a consistently applied compensation measure to identify our median employee. In making this determination, we annualized the compensation of all permanent employees hired during 2020. For South African employees, we converted taxable compensation to U.S. dollars using the rand to dollar exchange rate in effect on December 31, 2020.
Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table of this proxy statement.
It should be noted that the SEC pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

62

Audit matters.

Proposal four
Ratification of appointment of independent registered public accounting firm
The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2022. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection at the Meeting. KPMG LLP has audited the Company’s consolidated financial statements since 2013.
Although there is no requirement that KPMG LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.
KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence.
A representative of KPMG LLP is expected to be present (virtually) at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent registered public accounting firm fees
Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2021 and 2020, were:

Type of Fee	2021	2020
Audit Fees(1)
Annual audit	$2,244,651	$1,780,054
Statutory audits	339,343	340,485
Comfort letters	55,000	309,617
Total Audit Fees	2,638,994	2,430,156
Audit-Related Fees	—	—
Tax Fees(2)	—	12,000
All Other Fees(3)	—	1,780
Total Fees	$2,638,994	$2,443,936
(1)Audit fees consisted of work performed in connection with the audit of our consolidated financial statements and internal controls included in our registration statements on Form S-3, our Annual Reports on Form 10-K, the reviews of the unaudited quarterly financial statements included in our Quarterly Reports on Form 10-Q and statutory audit fees in overseas jurisdictions.
(2)Tax fees consisted of services related to tax planning and advisory services, tax consultations and tax compliance services.
(3)All other fees consisted of products and services related to an online accounting research tool.

2022 Proxy Statement	63

AUDIT MATTERS
Pre-approval of audit and permissible non-audit services
The Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Under this policy, the Audit Committee may provide pre-approval for a particular defined task or scope of work, subject to a specific budget and for up to one year. The Audit Committee may also delegate pre-approval authority to one or more of the Audit Committee’s members, and the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services (other than the annual engagement) provided that any pre-approval decisions are reported to the Audit Committee at the next scheduled meeting. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. All fees described in the table above were approved by the Audit Committee.
Audit committee report*
The Board has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of 2U. The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of 2U, the audits of 2U’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.
The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, 2U’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on our internal control over financial reporting.
With respect to the fiscal year ended December 31, 2021, the Audit Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors’ qualifications and independence (including auditor rotation), and evaluated the external auditors’ performance.
The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended December 31, 2021. The Audit Committee also discussed with KPMG LLP all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with KPMG LLP regarding its independence from the Company and its management.
Based on the reviews and discussions described above, the Audit Committee recommended to our Board, and the Board approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 31, 2021 in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Submitted by the Audit Committee
ROBERT M. STAVIS (CHAIR)
EARL LEWIS
PAUL A. MAEDER
GREGORY K. PETERS
*The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Audit Committee Report by reference therein.

64

Declassification proposal.

Proposal five
Approval of our Amended and Restated Certificate of Incorporation to Declassify our Board of Directors
Our current Amended and Restated Certificate of Incorporation provides that our Board is divided into three classes, with each class elected every three years. On the recommendation of the Nominating and Corporate Governance Committee, our Board has approved, and recommends that the stockholders approve, an amendment and restatement of our Amended and Restated Certificate of Incorporation to eliminate the classified board structure in order to provide for the annual election of all directors.
If approved, this proposal would become effective upon the filing of an eighth amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which we would do promptly after stockholder approval is obtained. The declassification of our Board would be phased in so that it would not affect the unexpired term of any director elected at or before the 2022 Annual Meeting. Directors elected prior to the effectiveness of the amendment would stand for election for one-year terms once their then-current terms expire. This means that directors whose terms expire at the 2023 and 2024 Annual Meetings of Stockholders would be elected for one-year terms, and beginning with the 2025 Annual Meeting of Stockholders, all directors would be elected for one-year terms at each annual meeting of stockholders. Until the Board is fully declassified at the 2025 Annual Meeting of Stockholders, directors will be able to be removed by stockholders only for cause. The proposed amendment and restatement of our Amended and Restated Certificate of Incorporation is set forth in Appendix A to this Proxy Statement. In addition, our Board has conditionally approved, subject to stockholder approval of this proposal, amendments to our Amended and Restated Bylaws in order to further implement the changes under this proposal. If this proposal is not approved, the Board will remain classified.
Background of Declassification Proposal
At our 2021 Annual Meeting of Stockholders, our stockholders approved a non-binding advisory resolution that requested our Board take all steps necessary to reorganize our Board into one class, with each director subject to election each year for a one-year term. After careful consideration of a variety of factors, including the level of stockholder support for the non-binding, advisory resolution, as well as the benefits of annual election of directors, the Board has determined that it is in the best interests of the Company and its stockholders to declassify the Board at this time.
Our Nominating and Corporate Governance Committee and Board regularly review our corporate governance practices and structures. As part of that process, the Board considers corporate trends, peer practices, the views of our institutional stockholders and the guidelines of proxy advisory firms. After balancing these interests, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has decided to submit this proposal to eliminate our classified board structure and to provide for the annual election of all directors.
In making this decision, the Board considered that many public companies have taken action to declassify their boards of directors. The Board further weighed the merits of both a classified Board and an annually-elected Board. In conducting its evaluation, the Board considered the advantages of a classified board structure, such as promoting board stability and continuity, providing a greater opportunity to protect the interests of stockholders in the event of an unsolicited takeover offer and reinforcing a commitment to long-term perspectives and value creation for our stockholders. The Board also considered, however, the corporate governance trend towards annual elections of directors, as this may increase directors’ accountability to stockholders and enable shareholders to express their views on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.
Required Vote
The affirmative vote of at least 66 2/3% of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required for the approval of this proposal. This is because the proposal includes amendments to Article V of our Amended and Restated Certificate of Incorporation, which is subject to a 66 2/3% supermajority vote requirement. Abstentions and broker non-votes, if any, will have the same effect as a vote "against" this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

2022 Proxy Statement	65

Stockholder proposal.

Proposal six
Stockholder proposal - Transition to Elect Directors by Majority Vote
In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at the Meeting only if properly presented at the Meeting. As explained below, our Board makes no voting recommendation to stockholders.
The Company has been notified that James McRitchie, 9295 Yorkship Court, Elk Grove, California 95758, the beneficial owner of at least $2,000 in market value of the Company’s common stock on the date the proposal was submitted and for at least the preceding twelve months, intends to present the following proposal at the Meeting. Mr. McRitchie has authorized John Chevedden to act on his behalf regarding the proposal:
Proposal 6 – Transition to Elect Directors by Majority Vote
Resolved: Shareholders of 2U Inc ('Company') request the Board of Directors amend our Company's policies, articles of incorporation and/or bylaws to provide that director nominees be elected by the affirmative vote of the majority of votes cast, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. This proposal includes that a director who receives less than a majority vote be removed as soon as a replacement director can be qualified on an expedited basis. If such a removed director has key experience, they can transition to a consultant or director emeritus. With written justification, the board can set an effective date several years into the future for these changes to take effect.
Supporting Statement: To provide shareholders a meaningful role in director elections, our Company's current director election standard should transition from a plurality vote standard to a majority vote standard when only board nominated candidates are on the ballot.
Under our Company's current voting system, a director can be elected if all shareholders oppose the director but one shareholder votes FOR, even by mistake. More than 90% of the companies in the S&P 500 have adopted majority voting for uncontested elections.
In 2019 and 2020 majority shares voted FOR similar proposals at TG Therapeutics, Lipocine, Abeona Therapeutics, Alico, Guidewire Software, Stemline Therapeutics, Caesars Entertainment, RadNet, Gannett, New Residential Investment, Safety Insurance Group, First Community Bancshares, Greenhill, and Advaxis.
Vanguard, one of our largest shareholders, includes the following in their proxy voting guidance: "If the company has plurality voting, a fund will typically vote for shareholder proposals requiring majority vote for election of directors." BlackRock's proxy voting guidelines include the following: "Majority voting standards assist in ensuring that directors who are not broadly supported by shareholders are not elected to serve as their representatives." Many other large shareholders have similar proxy voting policies.
This request should be seen in the context that our Company does not allow shareholders to call special meeting or act by written consent, maintains supermajority requirements to amend certain governance provisions, does not provide shareholders with the right to proxy access, and has a board with too few women and minorities. Our board is locked into an outdated governance structure that reduces accountability to shareholders, increasing the likelihood of stagnation. We should not risk Zombies on Board: Investors Face the Walking Dead (https://www.msci.com/www/blog-posts/zombies-on-board-investors-face/02161045315).
To Enhance Shareholder Value, Vote FOR
Elect Directors by Majority Vote - Proposal 6

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION TO STOCKHOLDERS REGARDING THIS PROPOSAL

66

STOCKHOLDER PROPOSALS
The Board has considered the stockholder proposal relating to a transition to electing directors by majority vote, and has decided not to oppose the proposal and to make no voting recommendation to stockholders. The proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by stockholders. The Board wants to use this proposal to provide an opportunity for stockholders to express their views on this subject without being influenced by any recommendation the Board might take. For the foregoing reasons, the Board has decided not to oppose the stockholder proposal and makes no voting recommendation to stockholders regarding Proposal 6, the stockholder proposal to transition to elect directors by majority vote. The Board will take into consideration the views of stockholders on the proposal when determining whether to put forth a management proposal by the Company to transition to elect directors by majority vote at a subsequent meeting of stockholders.

2022 Proxy Statement	67

Security ownership of certain beneficial owners and management.
The following table sets forth the beneficial ownership of our common stock as of March 15, 2022 by:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•each of our Named Executive Officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 14, 2022, which is 60 days after March 15, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For certain stockholders, the percentage ownership assumes the exercise of options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706.

Name of Beneficial Owner	Shares Held Directly	Shares Acquirable Within 60 Days (1)	Total Beneficial Ownership	Percentage
Principal Stockholders:
ARK Investment Management LLC(2)	—	—	8,949,466	11.7%
Arrowmark Colorado Holdings, LLC(3)	—	—	7,796,784	10.2%
The Vanguard Group(4)	—	—	6,615,809	8.7%
Blackrock, Inc.(5)	—	—	6,405,264	8.4%
Nikko Asset Management Americas, Inc.(6)	—	—	5,273,261	6.9%
Greenvale Capital LLP(7)	—	—	4,900,000	6.4%
Executive Officers and Directors
Christopher J. Paucek	859,341	1,149,390	2,008,731	2.6%
Paul S. Lalljie	384,736	4,387	389,123	*
Mark J. Chernis	478,895	131,219	610,114	*
Matthew J. Norden	130,918	46,015	176,933	*
James Kenigsberg	77,021	165,071	242,092	*
John B. Ellis	35,528	9,599	45,127	*
John M. Larson(8)	78,119	32,779	252,328	*
Edward S. Macias	33,625	27,260	60,885	*
Paul A. Maeder(9)	172,614	34,470	247,030	*
Robert M. Stavis(10)	130,339	33,033	234,819	*
Timothy M. Haley(11)	16,562	20,938	87,857	*
Sallie L. Krawcheck	31,425	50,136	81,561	*
Earl Lewis	18,516	50,326	68,842	*
Coretha M. Rushing	16,265	20,950	37,215	*
Gregory K. Peters	156,272	14,105	170,377	*
Alexis Maybank	6,963	13,538	20,501	*
All current directors and executive officers as a group (16 persons)	2,627,139	1,803,216	4,733,535	6.2%
*Represents beneficial ownership of less than 1%.

68

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(1)Reflects the number of shares that could be acquired by exercise of options exercisable as of March 15, 2022 or 60 days thereafter and the number of shares underlying restricted stock units that vest within 60 days of March 15, 2022.
(2)Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 9, 2022 by ARK Investment Management LLC (“ARK”). According to its Schedule 13G filing, ARK has sole dispositive power with respect to 8,949,466 shares of our common stock, shared dispositive power with respect to 0 shares of our common stock, sole voting power with respect to 7,664,955 shares of our common stock and shared voting power with respect to 869,517 shares of our common stock. The principal business address of ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.
(3)Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 14, 2022 by ArrowMark Colorado Holdings, LLC (“ArrowMark”). According to its Schedule 13G filing, ArrowMark has sole dispositive power with respect to 7,796,784 shares of our common stock, shared dispositive power with respect to 0 shares of our common stock, sole voting power with respect to 7,796,784 shares of our common stock and shared voting power with respect to 0 shares of our common stock. The principal business address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, CO 80206.
(4)Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group (“Vanguard”). According to its Schedule 13G filing, Vanguard has sole dispositive power with respect to 6,425,204 shares of our common stock, shared dispositive power with respect to 190,605 shares of our common stock, sole voting power with respect to 0 shares of our common stock and shared voting power with respect to 126,199 shares of our common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 4, 2022 by BlackRock, Inc. (“BlackRock”). According to its Schedule 13G filing, BlackRock has sole dispositive power with respect to 6,405,264 shares of our common stock, shared dispositive power with respect to 0 shares of our common stock, sole voting power with respect to 6,107,900 shares of our common stock and shared voting power with respect to 0 shares of our common stock. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055
(6)Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 14, 2022 by Nikko Asset Management Americas, Inc. (“NAM”) as subsidiary to Sumitomo Mitsui Trust Holdings Inc. and Nikko Asset Management Co., Ltd. According to its Schedule 13G filing, NAM has sole dispositive power with respect to 0 shares of our common stock, shared dispositive power with respect to 5,273,261 shares of our common stock, sole voting power with respect to 0 shares of our common stock and shared voting power with respect to 3,321,923 shares of our common stock. The principal business address of NAM is 605 Third Avenue, 38th Floor, New York, NY 10158.
(7)Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 11, 2022 by Greenvale Capital LLP ("Greenvale"). According to its Schedule 13G filing, Greenvale has sole dispositive power with respect to 4,900,000 shares of our common stock, shared dispositive power with respect to 0 shares of our common stock, sole voting power with respect to 4,900,000 shares of our common stock and shared voting power with respect to 0 shares of our common stock. The principal business address of Greenvale is 1st Floor, 1 Vere Street, London W1G 0DF, United Kingdom.
(8)141,430 shares of common stock are held by Triumph Capital, LLC (“Triumph”). Mr. Larson is the sole member of Triumph and may be deemed to have beneficial ownership of the shares held by Triumph.
(9)39,946 shares of common stock are held by Altaheide LLC (“Altaheide”). Mr. Maeder may be deemed to have beneficial ownership of the shares held by Altaheide.
(10)Shares of common stock held indirectly consist of (a) 35,707 shares of common stock are held by Stavis Ventures II, LLC (“Stavis Ventures”) and (b) 35,740 shares of common stock held by Stavco Venture Holdings LLC (“Stavco Venture Holdings”). Stavis Ventures is controlled by Mr. Stavis and Stavco Venture Holdings is controlled by Mr. Stavis' spouse. Mr. Stavis disclaims beneficial ownership of the shares held by Stavis Ventures and Stavco Venture Holdings, except to the extent of his pecuniary interest therein.
(11)Shares of common stock held indirectly consist of (a) 43,530 shares of common stock are held by the Haley-McGourty Family Trust U/D/T 9/27/96 (the “Haley Trust”) and (b) 6,827 shares of common stock held by Haley-McGourty Partners (“Haley Partners”). Mr. Haley may be deemed to have beneficial ownership of the shares held by the Haley Trust and Haley Partners.
We know of no arrangements, the operation of which may at a subsequent date result in the change of control of the Company.

2022 Proxy Statement	69

Questions and answers about these proxy materials and voting.
What is the purpose of the Meeting?
At the Meeting, stockholders will consider and vote on the following matters:
•To elect three Class II directors, nominated by the Board, to serve on the Board until the Company’s 2025 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;
•To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers;
•To approve, on a non-binding advisory basis, the frequency for future advisory votes to approve the compensation of the Company's Named Executive Officers;
•To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year;
•To approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors;
•To consider a stockholder proposal to transition to elect directors by majority vote; and
•To transact such other business as may properly come before the Meeting or any adjournment thereof.
These proxy solicitation materials are being sent to our stockholders on or about April [ ], 2022.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent our stockholders of record and beneficial owners a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail on an ongoing basis. A stockholder’s election to receive proxy materials by mail will remain in effect until the stockholder terminates such election.
Why is this Meeting being held virtually?
We believe that hosting the Meeting online enables increased attendance and participation from locations around the world, reduces costs and aligns with the Company’s broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.
How can I get electronic access to the proxy materials?
You can view the proxy materials on the Internet at: www.proxyvote.com. Please have your 16-digit control number available. Your 16-digit control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your 16-digit control number can be found on your proxy card.
Our proxy materials are also available on our Investor Relations website at: http://investor.2u.com. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement.
Who is entitled to vote at the Meeting?
The Board has determined that those stockholders who are recorded in our record books as owning shares of the Company’s common stock, par value $0.001 per share, as of the close of business on April 11, 2022 (the "Record Date"), are entitled to receive notice of and to vote at the Meeting. As of the Record Date, there were [ ] shares issued and outstanding. Each share of our common stock that you owned on the Record Date entitles you to one vote on each matter that is voted on at the Meeting. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a broker, bank or other nominee. Our common stock is our only class of outstanding voting securities.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

70

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person (virtually) at the Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person (virtually) at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee, as the stockholder of record, has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares, or, if permitted by your broker, bank or nominee, you may be able to use the Internet or telephone to provide voting instructions. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.
What do I need to attend the virtual Meeting?
We will be hosting our Meeting via live webcast. Stockholders can attend the Meeting online at: www.virtualshareholdermeeting.com/TWOU2022. The webcast will begin at 3:00 p.m., Eastern Time. We encourage you to access the Meeting prior to the start time. Online check-in will begin at 2:45 p.m., Eastern Time, and you should allow approximately 15 minutes for the online check-in procedures. In order to participate in the Meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Additional rules of conduct regarding the Meeting may be provided during the Meeting.
How can I submit a question at the Meeting?
If you would like to submit a question for the Meeting, you may do so at: www.virtualshareholdermeeting.com/TWOU2022, by typing your question into the dialog box provided at any point during the Meeting (until the floor is closed to questions).
Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered together.
Will the virtual Meeting be available for replay?
A replay of the meeting will be available approximately 24 hours after the Meeting at www.virtualshareholdermeeting.com/TWOU2022. The replay will be available for one year.
What if I have technical difficulties or trouble accessing the Meeting?
If you encounter any technical difficulties with accessing the virtual Meeting, please call the technical support number that will be posted on the Meeting website log-in page.
How do I vote?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.
Please refer to the summary instructions below and those included on your proxy card and in the Notice or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.
Stockholder of Record
If you are a stockholder of record, the Notice instructs you as to how (i) you may access and review all of the proxy materials on the Internet, (ii) you may submit your proxy, and (iii) to receive paper copies of the proxy materials if you wish. No printed materials will be available unless you specifically request them by following the instructions in the “Notice Regarding the Availability of Proxy Materials.”

2022 Proxy Statement	71

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Vote by mail
You may vote by mail by marking, signing and dating your proxy card and mailing it in the pre-addressed envelope. If the pre-addressed envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you provide specific voting instructions, your shares will be voted as you instruct, unless you validly revoke your proxy. Broadridge must receive your proxy card no later than June 7, 2022, the day before the Meeting, for your proxy and your vote to be counted. If you sign and return your proxy card but you do not specify how you want to vote your shares, we will vote them as recommended by the Board, if applicable, which is set forth above. The Board has not recommended a vote for Proposal 6, which means that your shares will not be voted in respect of Proposal 6 if you do not indicate how your shares should be voted. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

Vote by Internet
To vote via the Internet before the Meeting, log on to: www.proxyvote.com and follow the instructions on the Notice or proxy card. We permit Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time on June 7, 2022, the day before the Meeting, for your proxy and your vote to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. You may also vote during the Meeting at: www.virtualshareholdermeeting.com/TWOU2022 by using the 16-digit control number on your Notice or proxy card.

Vote by telephone
To vote via telephone call the toll-free number on your Notice or proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time on June 7, 2022, the day before the meeting.

Beneficial Owner
If you hold shares through a broker, bank or nominee in street name, you will need to follow the voting instructions provided by your broker, bank or nominee. Many brokers, banks or nominees offer the option to vote by the Internet or telephone. The availability of Internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.
If you own shares in street name through a broker, bank or nominee and you do not provide instructions to your broker, bank or nominee on how to vote your shares, your broker, bank or nominee has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, on non-routine matters, such as the election of directors and the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs, your broker must receive voting instructions from you because it does not have discretionary voting power for these proposals. Therefore, it is important that you provide voting instructions to your broker, bank or other nominee. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum.
Can I change my vote after I submit my proxy or voting instructions?
Yes. If you hold shares directly as the stockholder of record, even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:
•filing with our Corporate Secretary at 7900 Harkins Road, Lanham, Maryland 20706 a signed, original written notice of revocation dated later than the proxy you submitted;
•submitting a duly executed proxy card bearing a later date; or
•voting again via the Internet, including during the Meeting.
If you grant a proxy, you are not prevented from attending the Meeting (virtually) and voting via Internet at the Meeting. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote via Internet at the Meeting to revoke your proxy.
If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your voting instructions by following the instructions provided by your broker, bank or nominee.
All shares that have been properly voted and not revoked will be voted at the Meeting.

72

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Is there a list of stockholders entitled to vote at the Meeting?
A complete list of stockholders entitled to vote at the Meeting will be available for examination by the Company’s stockholders for any purpose germane to the Meeting for a period of ten days prior to the Meeting during regular business hours, at the Company’s principal place of business at 7900 Harkins Road, Lanham, Maryland 20706. If our headquarters are closed for health and safety reasons related to the coronavirus (COVID-19) pandemic during such period, the list of stockholders will be made available for inspection upon request via email to: investorinfo@2u.com subject to our satisfactory verification of stockholder status. During the Meeting, the list of stockholders will be made available at: www.virtualshareholdermeeting.com/TWOU2022.
What constitutes a quorum to transact business at the Meeting?
Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person (virtually) or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. At the close of business on the Record Date, [ ] shares were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.
What is the recommendation of the Board of Directors?
Our Board recommends a vote “FOR” the election of each of the three Class II directors, nominated by the Board, to serve on the Board until the Company’s 2025 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers; "ONE YEAR" for the frequency of future advisory votes to approve the compensation of the Company's Named Executive Officers; “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year; and “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors. The Board makes no recommendation either FOR or AGAINST the stockholder proposal to transition to elect directors by a majority vote.
What vote is required to approve each item?
For each of the proposals, the applicable voting recommendation, and treatment of abstentions and broker-non votes are as follows:

Voting Item		Voting Standard	Treatment of Abstentions	Treatment of Broker Non-Votes
1	Election of Directors	Plurality of votes cast, with director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) being elected	N/A	No effect
2	Advisory Approval of Compensation of our Named Executive Officers	Majority of votes present or represented by proxy at the Meeting	Same effect as votes “AGAINST”	No effect
3	Advisory Approval of the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers	Majority of votes present or represented by proxy at the Meeting	Same effect as votes “AGAINST”	No effect
4	Ratification of Appointment of KPMG LLP	Majority of votes present or represented by proxy at the Meeting	Same effect as votes “AGAINST”	Not applicable as brokers generally have discretion to vote
5	Approval of an Amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors	Affirmative vote of at least 66 2/3% of the outstanding shares of our common stock entitled to vote at the Meeting	Same effect as votes “AGAINST”	Same effect as votes “AGAINST”
6	To consider a stockholder proposal to transition to elect directors by a majority vote	Majority of votes present or represented by proxy at the Meeting	Same effect as votes “AGAINST”	No effect

2022 Proxy Statement	73

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
A “broker non-vote" occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on “routine” matters even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “non-routine” matter, including the election of directors and the approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers. Without your voting instructions, a broker non-vote will occur.
Where can I find the voting results of the Meeting?
We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days after the date of the Meeting.
Who will count the votes?
A representative from Broadridge Financial Solutions will both tabulate the votes and serve as the inspector of election.
Who will pay for the cost of this proxy solicitation?
We will bear the costs of soliciting proxies. We are soliciting proxies for the Meeting in the following ways:
•Our directors, officers and employees may, without additional pay, solicit proxies by telephone or by electronic communication.
•We will request banks, brokers, nominees, custodians and other fiduciaries who hold shares in street name to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.
When are stockholder proposals and director nominations due for next year’s annual meeting of stockholders?
Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than the close of business on December [__], 2022 and must otherwise comply with the requirements of Rule 14a-8.
For proposals or nominations outside of Rule 14a-8, the Company’s amended and restated bylaws (the “Bylaws”) provide that, in order for a stockholder to nominate a director or bring a proposal before the stockholders at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have delivered timely prior written notice to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 10, 2023 nor earlier than the close of business on February 8, 2023. In the event that the date of the annual meeting is advanced more than 25 days prior to or delayed by more than 25 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the Bylaws can be obtained without charge by written request to the Corporate Secretary, 7900 Harkins Road, Lanham, Maryland 20706 and is available without charge on the Company’s website at: http://investor.2u.com.
Any proposals or notices should be sent to:
2U, INC.
7900 HARKINS ROAD
LANHAM, MARYLAND 20706
ATTENTION: CORPORATE SECRETARY
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

74

Incorporation by reference.
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by 2U into such filings, and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by 2U under those statutes, except to the extent we specifically incorporate these items by reference.
We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.
Important notice regarding delivery of stockholder documents.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.
Some brokers utilize the householding process for proxy materials, in which case, only one copy of this proxy statement or our Annual Report to Stockholders may be sent to two or more stockholders sharing the same address. Stockholders who participate in householding will continue to receive separate proxy cards. If you hold your 2U stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.
If you wish to receive a separate copy of this proxy statement or our Annual Report to Stockholders, we will promptly deliver one to you upon request. You can notify us by sending a written request to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary, or by calling the Corporate Secretary at (301) 892-4350. In addition, if you would like to receive separate proxy statements and annual reports of 2U in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us at the above address and telephone number if you hold registered shares.

2022 Proxy Statement	75

Other matters.
The Board knows of no other matters that have been submitted for consideration at the Meeting other than those referred to in this proxy statement. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.
By Order of the Board of Directors,
CHRISTOPHER “CHIP” PAUCEK
Co-Founder & Chief Executive Officer
April [ ], 2022

76

Appendix A
Proposed Amended and Restated
Certificate of Incorporation

2U, INC.

~~SEVENTH~~ EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

2U, INC., a corporation organized and existing under the laws of the State of Delaware (the "***Company***"), does hereby certify as follows:

FIRST: The name of the Company is 2U, Inc.

SECOND: The Company's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 2, 2008, under the name 2Tor Inc. The Certificate of Incorporation was last amended and restated by the ~~Sixth~~ Seventh Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April ~~3~~2, ~~2012~~2014. ~~Certificates of Amendment of the Sixth Amended and Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on August 6, 2012, October 11, 2012 and December 24, 2013.~~

THIRD: This ~~Seventh~~ Eighth Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Company and by the holders of the requisite number of shares of the Company's issued and outstanding capital stock entitled to vote thereon in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware ("***DGCL***").

FOURTH: The ~~Seventh~~ Eighth Amended and Restated Certificate of Incorporation as so adopted reads in full as set forth in Exhibit A attached hereto and is incorporated herein by reference in its entirety.

* * * *

IN WITNESS WHEREOF, 2U, Inc. has caused this ~~Seventh~~ Eighth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this ____ day of _________, ~~2014~~2022.

2U, INC.

By: ______________
Christopher J. Paucek
Chief Executive Officer

A-1

<u>Exhibit A</u>

2U, INC.

~~SEVENTH~~ <u>EIGHTH</u> AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

I.

The name of this corporation is 2U, Inc. (the "***Company***").

II.

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Zip Code 19808. The name of its registered agent at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "***DGCL***").

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which the Company shall have authority to issue is Two Hundred Five Million (205,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock (the "***Common Stock***"), each having a par value of one-tenth of one cent ($0.001), and Five Million (5,000,000) shares shall be Preferred Stock (the "***Preferred Stock***"), each having a par value of one-tenth of one cent ($0.001).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the "***Board***") is hereby expressly authorized to provide for the issue of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, including the price, terms and conditions of any redemption features, conversion or exchange features and prices, adjustments thereto, priority, parity and junior designations, each as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the

A-2

status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; *provided*, *however*, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock). No stockholder of the ~~Corporation~~ Company shall be entitled to exercise any right of cumulative voting.

D. No holder of Common Stock shall be entitled to preemptive or subscription rights.

E. Subject to applicable law and the preferential rights as to dividends of the holders of all classes or series of Preferred Stock at the time outstanding, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

F. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Company available for distribution after payments to creditors and to the holders of any Preferred Stock of the Company that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

G. Subject to the requirements of applicable law, the Company shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Company shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

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V.

A. **Management of Business**. The management of the business and the conduct of the affairs of the Company shall be vested in its Board.

B. **Board of Directors**.

1. **Number**. The number of directors that shall constitute the Board shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board; *provided* that in no event shall the total number of directors constituting the entire Board be less than five (5) nor more than fifteen (15). Election of directors need not be by written ballot.

2. **Term**. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, (i) each director elected at or prior to the 2022 annual meeting of stockholders shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; (ii) each director elected at the 2023 annual meeting of stockholders shall be elected for a one-year term expiring at the 2024 annual meeting of stockholders (the "***2024 Annual Meeting***"); (iii) each director elected at the 2024 Annual Meeting shall be elected for a one-year term expiring at the 2025 annual meeting of stockholders (the "***2025 Annual Meeting***"); and (iv) commencing at the 2025 Annual Meeting and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders and the Board shall no longer be divided into separate classes. Prior to the Company's 2025 Annual Meeting, the Board shall be deemed to be classified for the purposes of Section 141 of the DGCL.~~the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. Each class shall consist, as nearly as possible, of one-third of the total number of authorized directors. At the first annual meeting of stockholders following the date of the filing of this Restated Certificate with the Secretary of State of the State of Delaware, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date of the filing of this Restated Certificate with the Secretary of State of the State of Delaware, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date of the filing of this Restated Certificate with the Secretary of State of the State of Delaware, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~ Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.~~ No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.~~

~~3.~~ **Removal**. Until the completion of the Company's 2025 Annual Meeting, after which the directors shall not be divided into separate classes and all directors shall be elected

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to serve for a term of one (1) year (the "***Declassification***"), directors (subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances) may be removed only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors. Following the completion of the Company's 2025 Annual Meeting and the Declassification, directors (subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances) may be removed at any time either, with or without cause, by the holders of a majority of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting as a single class, except as otherwise required by applicable law. Any vacancy or vacancies on the Board caused by any such removal shall be filled as provided in Section B(4) of this Article V.

~~Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board nor any individual director may be removed without cause.~~

3. ~~Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.~~

4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified or for the remaining term of the directors of the class to which such director was added. Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors so elected shall not be divided into classes pursuant to this Section (B)(4) unless expressly provided by the terms of such Preferred Stock.

C. BYLAW AMENDMENTS. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; *provided*, *however*, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Eighth ~~Seventh~~ Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

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D. ACTION BY STOCKHOLDERS. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and the right of stockholders to act by written consent in lieu of a meeting shall thereafter be specifically denied.

E. ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

F. SPECIAL MEETINGS. Special meetings of the stockholders of the Company may be called only by the Chairman of the Board, a majority of the members of the Board pursuant to a resolution approved by the Board, or a committee of the Board that has been duly designated by the Board and the powers of which specifically include the authority to call such meetings, and special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Eighth ~~Seventh~~ Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine; *provided*, *however*, that, in the event the Court of Chancery of the State of Delaware lacks jurisdiction over any such proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the ~~Corporation~~ Company irreparable harm and the ~~Corporation~~ Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

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VIII.

A. The Company reserves the right to amend, alter, change or repeal any provision contained in this <u>Eighth</u> ~~Seventh~~ Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this <u>Eighth</u> ~~Seventh~~ Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Company required by law or by this <u>Eighth</u> ~~Seventh~~ Amended and Restated Certificate of Incorporation (as the same may be amended from time to time, including by means of the filing of any certificate of designation filed with respect to a series of Preferred Stock that may be designated from time to time), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII of this <u>Eighth</u> ~~Seventh~~ Amended and Restated Certificate of Incorporation.

* * * *

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2U, INC.
7900 HARKINS ROAD
LANHAM, MD 20706

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWOU2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77776-P69589

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

2U, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of three Class II directors to serve on the Board of Directors until the Company's 2025 Annual Meeting of Stockholders.	☐	☐	☐

Nominees:

01) Timothy M. Haley
02) Earl Lewis
03) Coretha M. Rushing

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote ONE YEAR on proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. Approval, on a non-binding advisory basis, of the frequency of future advisory votes to approve the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
6. Stockholder proposal to elect directors by majority vote.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D77777-P69589

2U, INC.
Annual Meeting of Stockholders
June 8, 2022 3:00 PM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Christopher J. Paucek, Chief Executive Officer, and Matthew Norden, Corporate Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 2U, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, EDT on June 8, 2022, via live webcast at www.virtualshareholdermeeting.com/TWOU2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side